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                                                                     Exhibit 4.4

                         PROFIT-SHARING RETIREMENT PLAN

                                       AND

                                 TRUST AGREEMENT

                  FOR EMPLOYEES OF TUCKER ANTHONY INCORPORATED

        This Trust Agreement is made as of the 1st day of January, 1989, by and between TUCKER ANTHONY INCORPORATED, a Massachusetts corporation having its principal places of business in Boston, Massachusetts and New York, New York (hereinafter called the "Company"), and Richard K. Howe, Vincent Morano and Dennis J. O'Connor (hereinafter called the "Trustees").

                        W I T N E S S E T H     T H A T:

        WHEREAS the Company recognized the contribution being made to the successful operation of its business by its employees and desired to reward such contribution and therefore established a profit sharing plan entitled "Profit-Sharing Plan For Employees of Tucker, Anthony & R. L. Day, Inc." and a separate trust agreement to accompany said plan entitled "Tucker, Anthony & R.
L. Day, Inc. Retirement Trust Agreement", which have been subsequently amended from time to time; and

        WHEREAS the Company now desires to amend, restate and combine said profit sharing plan and accompanying trust agreement in their entirety to comply with the Tax Reform Act of 1986 and to permit employees who are or
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shall hereafter become eligible as participants hereunder to share in additional
Company contributions through salary reduction and matching contribution arrangements and to make various other changes thereto;

        NOW, THEREFORE, the Company and the Trustees, each in consideration of the covenants, agreements, and declarations of the other, mutually covenant, agree, and declare as follows:
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                                    ARTICLE I

                                  Introduction

        1.01 Creation of Trust. There has been hereby established a trust known as the "PROFIT-SHARING RETIREMENT TRUST FOR EMPLOYEES OF TUCKER ANTHONY INCORPORATED" (formerly known as the "Tucker, Anthony & R. L. Day, Inc. Retirement Trust Agreement") (the "Trust"). The Trustees shall receive any contributions paid to the Trust and all contributions so received, together with the income therefrom, shall be held, managed, and administered as a fund in trust pursuant to the terms of this Agreement. The Trustees hereby confirm their acceptance of the Trust created hereunder and agree to perform the provisions of this Agreement on their part to be performed.

        1.02 Interpretation of Trust Agreement. The Trust is established for the exclusive benefit of the eligible Employees and their Beneficiaries. So far as possible, this Agreement shall be interpreted in a manner consistent with this intent and with the intent of the Company that the Trust established hereunder shall continue to be a profit sharing plan and to satisfy those provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and of the Internal Revenue Code of 1986 (the "Code") relating to exempt employees' trusts, as either of them may from time to time be amended. Except as otherwise provided in Section 4.05 hereof, under


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no circumstances shall any property, whether corpus or income of the Trust hereunder, or any funds contributed to the Trust, ever revert to or be used or enjoyed by the Company or be used for any purpose other than for the exclusive benefit of the eligible Employees or their Beneficiaries.



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                                   ARTICLE II

                                   Definitions

        Whenever used in this Agreement, unless the context clearly indicates otherwise, the following words shall have the following meanings:

        2.01 "Affiliated Company" means (a) a corporation which, together with the Company, is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the
Code) with the Company, (c) a corporation, partnership, or other entity which, together with the Company, is a member of an affiliated service group (as defined in Section 414(m) of the Code), or (d) any entity required to be aggregated with the Company under Section 414(o) of the Code.

        2.02 "Agreement" means this Agreement, as amended from time to time.

        2.03 "Anniversary Date" means December 31 in each year.

        2.04 "Beneficiary" means the person or persons designated by a Participant, pursuant to the provisions of Section 7.04 of this Agreement, to receive distribution of such Participant's share upon his death, and includes a co-beneficiary or a contingent beneficiary. The term "Beneficiary" also includes a Participant's surviving spouse if such spouse is deemed to be such Participant's Beneficiary pursuant to section 7.04.


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        2.05 "Board of Directors" means the board of directors of the Company in office from time to time or the Executive Committee of such board, with respect to such powers as have been delegated to it by the Board.

        2.06 "Break in Service" means any Plan Year during which an Employee has not completed or been credited with more than 500 Hours of Service with the Company and/or an Affiliated Company.

        2.07 "Committee" means the Administrative Committee constituted under
Article IX of this Agreement in office from time to time.

        2.08 "Company" means Tucker Anthony Incorporated and also means any successor to all or a major portion of its business which adopts this Plan and Trust pursuant to Section 11.05. "Company Division" means each separate operating division of the Company.

        2.09 "Company Contributions" means the contributions, if any, made by the Company pursuant to Section 4.03.

        2.10 "Compensation" of a Participant means all of the compensation of an Employee paid by the Company as reported on Form W-2 on account of services rendered to the Company. Notwithstanding the foregoing, (i) Compensation shall include all amounts which would have been paid to a Participant as Compensation but for an election by such Participant under

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Section 125 or 401(k) of the Code, (ii) Compensation shall not include any amounts includible on Form W-2 which are

                  (A) attributable to any group insurance or other employee welfare plan or any non-cash fringe benefit, prize or award;

                  (B) paid under a long-term deferred compensation plan or agreement; or

                  (C) imputed to the Participant under Section 7872 of the Code as a result of a loan from the Company to the Participant;

and (iii) a Participant's Compensation for any Plan Year shall not exceed $200,000 (subject to cost-of-living adjustments made by the Secretary of Treasury or his delegate). In determining the Compensation of a Participant for purposes of the limitation described in the preceding sentence for any Plan Year, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of such Plan Year.

        2.11 "Employee" means any person who is employed by the Company and who is scheduled to complete at least 1,000 Hours of Service in a Plan Year, excluding employees who are non-resident aliens whose compensation


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constitutes foreign source income for United States federal income tax purposes.
An Employee's employment shall be deemed to have commenced on the date on which he first performs an Hour of Service as an Employee.

        2.12 "Family Member" means an individual who is described as such in
Section 414(q)(6)(B) of the Code and who is a Participant of the Plan.

        2.13 "Highly Compensated Employee" means any individual who is described as such in Section 414(q) of the Code and who is a Participant of the Plan.

        2.14  "Hour of Service" means:

                (a) Each hour for which an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of duties. These hours shall be credited to the employee for the Plan Year(s) in which the duties are performed; and

                  (b) Each hour for which an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or other similar reason. These hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which

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are incorporated herein by reference; and

                (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Company. The same hours shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the employee for the Plan Year(s) to which the award or agreement pertains rather than the Plan Year in which the award, agreement, or payment is made; and

                (d) each hour credited, at the rate of forty (40) hours per week for each week involved, for the following periods of time:

                        (i) Unpaid periods of absence authorized by the Company
                in accordance with standard personnel policies of the Company, provided the employee returns to employment with the Company immediately upon the expiration of such authorized absence.

                        (ii) Unpaid military leave while the employee's
                reemployment rights are protected by law, provided the employee returns to employment with the Company within the period prescribed by law.

                Solely for purposes of determining whether a Break in Service has occurred in a Plan Year, an employee who is absent from work by reason of pregnancy, birth or adoption of a child, or for purposes of caring for such


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child for a period beginning immediately following such birth or adoption shall receive credit for the Hours of Service which would otherwise have been credited to such employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence, provided, however, that the number of Hours of Service credited under this paragraph shall not exceed the difference between 501 and the number of Hours of Service with which such employee would have been credited for the Plan Year to which this paragraph is applicable. The Hours of Service credited under this paragraph shall be credited in the first Plan Year in which such credit is necessary to avoid a Break in Service.

        2.15 "Investment Media" means (a) such one or more investment funds, including without limitation insurance company contracts or accounts and mutual funds, as are designated by the Trustees from time to time as being available for investment of Participant accounts under Article V, (b) such marketable securities as are designated by the Trustees from time to time as being available for investment of Participant accounts under Article V, and (c) such other marketable securities (including options) obtainable by the Trustees either "over the counter" or on a recognized exchange, and/or in money market mutual funds, and in such amounts, as are specifically selected

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and specified by a Participant in directions to the Trustees (in such form as may be acceptable to the Trustees) for the investment of assets held in a Self-Directed Account pursuant to Section 5.08. The Trustees may designate one or more Investment Media which are sponsored and/or managed by the Company or any Affiliated Company.

        2.16 "Matching Contributions" means the contributions made by the Company pursuant to Section 4.02.

        2.17  "Normal Retirement Age" means age sixty-five (65).

        2.18 "Participant" means an Employee who is eligible to participate in the Plan as determined under Article III of the Plan.

        2.19 "Plan" means the "PROFIT-SHARING RETIREMENT PLAN FOR EMPLOYEES OF TUCKER ANTHONY INCORPORATED" as set forth herein, together with any and all amendments hereto.

        2.20 "Plan Year" means the fiscal year of the Trust, being the twelve
(12) months ending on each Anniversary Date.

        2.21 "Predecessor Company" means Tucker, Anthony & R. L. Day, a Massachusetts partnership.

        2.22 "Salary Reduction Agreement" means the agreement entered into between the Company and an Employee pursuant to the provisions of Section 3.04.

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        2.23 "Self-Directed Account" means an account established pursuant to the terms of the Plan as in effect on December 31, 1988 for the investment and reinvestment of Participant deductible and nondeductible contributions made prior to January 1, 1987 and rollover contributions made prior to January 1, 1989, at the discretion of the Participant.

        2.24 "Tax Deferred Contributions" means the contributions made by the Company pursuant to Section 4.01 of the Plan either in consideration of a Participant's agreement to reduce his cash Compensation by a comparable amount pursuant to a Salary Reduction Agreement or as a special Tax Deferred Contribution designed to cause the test in Section 6.02(a)(i) or (ii) and/or the test in Section 6.04(a)(i) or (ii) to be satisfied.

        2.25 "Trust" means the trust fund created by this Agreement, including all Investment Media, and held by the Trustees hereunder, into which all contributions and income thereon shall be paid and out of which all payments and distributions shall be made.

        2.26 "Trustees" means the individuals named herein as trustees and any duly appointed successor trustee or trustees.

        2.27 "Valuation Date" means the Anniversary Date and, with respect to each Investment Medium, each other date which the Committee in its sole

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discretion selects for the revaluation of that Investment Medium.

        2.28 "Year of Service" means one (1) year of an employee's employment with the Company, any Affiliated Company, and the Predecessor Company, whether or not continuous, including service as a partner with the Predecessor Company; provided, however, that the determination of Years of Service will be subject to the following rules:

                (a) The computation of Years of Service will be made on the basis of Hours of Service performed by the employee during each Plan Year. An employee will be considered to have completed one (1) Year of Service with respect to his employment during any Plan Year if and only if such employee completes at least 1,000 Hours of Service in such Plan Year. Notwithstanding the foregoing, an employee's Years of Service with respect to a period of employment prior to January 1, 1989 shall in no event be less than such employee's Years of Service as determined under the Plan as in effect on December 31, 1988.

        (b) In any case in which an individual becomes an employee by reason of the acquisition of his prior employer by the Company, whether by merger, acquisition of assets or stock or otherwise, his service with such prior employer shall be included in determining his Years of Service hereunder only to the extent that such service is required to be credited

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hereunder by Section 414(a) of the Code and any regulations promulgated thereunder, by the terms of the agreement pursuant to which such prior employer was acquired by the Company or by a vote of the Board.

                (c) In the event an employee terminates his employment and is subsequently reemployed, such employee's Years of Service completed prior to such termination shall be restored upon reemployment.

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                                   ARTICLE III

                                  Participation

        3.01 Eligibility for Participation. Each Employee who was a Participant on December 31, 1988 shall continue to be a Participant on January 1, 1989, provided he is still employed by the Company on that date. Each other Employee, including each Employee hired on or after January 1, 1989, shall become a Participant under the Plan on the day he becomes an Employee.

        3.02 Determination of Eligibility by Committee. The determination of an Employee's eligibility for membership under the Plan shall be made by the Committee from the Company's records, and the Committee's decisions on these matters shall be conclusive and binding upon all persons.

        3.03 Duration of Eligibility. A Participant shall continue as an active Participant until he ceases to be an Employee and, except as otherwise specifically provided herein, shall cease to be an active Participant entitled to share in contributions hereunder upon such cessation. To the extent a former Participant's accounts have not been fully distributed, such former Participant shall be treated as a Participant for purposes of applying the provisions of the Plan to such accounts. A former Participant shall once again become an active Participant under the

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Plan on the date on which he again becomes an Employee.

        3.04 Salary Reduction Agreement. Effective on and after March 1, 1989 each Participant may, but shall not be required to, enter into a Salary Reduction Agreement with the Company. The terms of any such Salary Reduction Agreement shall provide that such Participant agrees to accept a reduction in cash Compensation from the Company, in an amount equal to any whole number percentage of his Compensation, in consideration of the Company's agreement to contribute an equal amount into the Trust on his behalf; provided, such salary reduction percentage shall not exceed fifteen percent (15%); and provided further, such reduction shall not exceed $7,627 (or such greater dollar amount as may be established from time to time by the Secretary of the Treasury under
Section 402(g) of the Code) in any calendar year.

        A Participant's Salary Reduction Agreement shall become effective on such Participant's first pay period in the month which begins not less than fifteen (15) days (or such shorter period as the Committee allows) after the delivery of such Salary Reduction Agreement to the Company; provided, however, that all Salary Reduction Agreements entered into between the Company and any Employee before March 1, 1989 shall become effective on March 1, 1989.


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        A Participant may elect to change (including an election to completely suspend or subsequently recommence) the percentage rate of his salary reduction effective (i) prior to January 1, 1990, only as of the first pay period of any month and (ii) on or after January 1, 1990, only as of the first pay period of any calendar quarter, plus, for each Plan Year, one additional election to change effective as of any pay period. Each such change shall be made by written notice filed with the Committee at least fifteen (15) days (or such shorter period as the Committee allows) prior to the first day of such month, quarter or, with respect to the additional change available in each Plan Year beginning on or after January 1, 1990, pay period, whichever is applicable. No change in the percentage of a Participant's salary reduction shall be made at any other time by the Participant and the salary reduction percentage in force at any time shall continue in force unless and until changed in accordance with the provisions of the preceding sentences.

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                                   ARTICLE IV

                          Contributions Under the Plan

        4.01 Tax Deferred Contributions. For each month, the Company shall make a Tax Deferred Contribution to the Trust on behalf of each Participant who has entered into a Salary Reduction Agreement equal to the amount specified in said Salary Reduction Agreement. In addition to the Tax Deferred Contributions made by the Company pursuant to the preceding sentence, the Company may, in order to cause the test in Section 6.02(a)(i) or (ii) and/or the test in Section 6.04(a)(i) or (ii) to be satisfied for a Plan Year, make a special Tax Deferred Contribution to the Trust for such Plan Year, which special Tax Deferred Contribution shall be in an amount determined by the Company in its sole discretion and shall be allocated for the benefit of all Participants who are employed on the last day of such Plan Year and are not Highly Compensated Employees either (i) in proportion to each such Participant's Compensation for such Plan Year or (ii) in equal dollar amounts on a per capita basis, as shall be designated by the Company at the time such special Tax Deferred Contribution is made. Notwithstanding anything hereinabove to the contrary, Tax Deferred Contributions shall be subject to the limitations described in Article VI of the Plan.

        4.02 Matching Contributions. For each Plan Year, the Company shall


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make a Matching Contribution to the Trust under the Plan for each eligible
Participant who made Tax Deferred Contributions during any part of such Plan Year equal to one hundred percent (100%) of the Participant's Tax Deferred Contributions made during such Plan Year (excluding any special Tax Deferred Contribution made during such Plan Year pursuant to the second sentence of
Section 4.01); provided, however, that, except as provided in the next paragraph of this Section 4.02, the Matching Contribution made by the Company under this
Section 4.02 on behalf of any eligible Participant for any Plan Year shall not exceed two percent (2%) of such Participant's Compensation for such Plan Year; and provided further that the Company's Matching Contribution for any Plan Year shall be reduced by the amount of forfeitures available for that Plan Year pursuant to Section 7.05. A Participant shall be eligible for the Matching Contribution provided by this Section 4.02 if, and only if, such Participant is an Employee on the Anniversary Date of such Plan Year.

        Notwithstanding the foregoing, the Company may, in order to cause the test in Section 6.04(a)(i) or (ii) to be satisfied for a Plan Year, increase the maximum percentage of a Participant's Compensation which it will contribute as a Matching Contribution pursuant to this Section 4.02 on behalf of all Participants who are employed on the Anniversary Date of such

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Plan Year and are not Highly Compensated Employees.

        4.03 Company Contributions. The Company shall contribute as a Company Contribution to the Plan on account of each Plan Year such amount, if any, as may be voted by the Board of Directors in its sole discretion for said Plan Year.

        4.04  Payment of Contributions.

                (a) The Tax Deferred Contributions made by the Company on behalf of each Participant with respect to each month shall be paid into the Trust by the Company not later than thirty (30) days after the last day of such month and credited to the Participant's Tax Deferred Account. The special Tax Deferred Contributions, if any, made by the Company pursuant to the second sentence of
Section 4.01 for any Plan Year shall be paid into the Trust not later than the date required for such contributions to be deductible for Federal income tax purposes for said Plan Year and allocated among Participants' Tax Deferred Accounts pursuant to Section 4.01.

                (b) The Matching Contributions made by the Company on behalf of each Participant with respect to each Plan Year shall be paid into the Trust not later than the date required for such contributions to be deductible for Federal income tax purposes for such Plan Year and credited to the Participant's Company Account.


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                (c) The Company Contributions, if any, made by the Company on behalf of Participants for each Plan Year shall be paid into the Trust not later than the date required for such contributions to be deductible for Federal income tax purposes for such Plan Year and shall be allocated among Participants' Company Accounts pursuant to Section 5.04.

        4.05 Reversion of Certain Contributions Made by the Company. All Tax Deferred, Matching, and Company Contributions made pursuant to Sections 4.01, 4.02, and 4.03 shall be made upon the condition that such contributions are fully deductible for Federal income tax purposes. In the event that any such deduction is disallowed in whole or in part, then the Company may direct the Trustees to return the amount of such contributions (to the extent disallowed) (decreased by losses attributable to such amount, but not including any earnings attributable to such amount) to the

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Company at any time within the twelve-month period commencing on the date of disallowance. In the event that the Company shall make Tax Deferred, Matching and/or Company Contributions pursuant to Sections 4.01, 4.02 or 4.03 on the basis of a mistake of fact, the Company may direct the Trustees to return the amount of such contributions (decreased by losses attributable to such amount, but not including any earnings attributable to such amount) to the Company at any time within the twelve-month period commencing on the date of contribution. In no event shall the return of a contribution hereunder cause any Participant's accounts to be returned to less than they would have been had the nondeductible or mistaken amount not been contributed.

        4.06 Participant Contributions. Effective on and after January 1, 1987, no Participant contributions shall be permitted under the Plan.

        4.07 Rollover Contributions. Notwithstanding anything to the contrary elsewhere herein, any Participant may make contributions of all or any part of
(a) any amount received by such Participant from another plan and trust qualified as an exempt employee benefit plan and trust under Sections 401(a) and 501(a) of the Code or (b) any amount received by such Participant out of an individual retirement account which consists of a prior rollover contribution from a qualified employee benefit plan which, in either case, but for such contribution to the Plan, would have been taxable income to such Participant. Contributions under this Section 4.07 shall be in cash or such other form of property as is acceptable to the Trustees and as is necessary to avoid imposition of tax on the distribution. Any such rollover contribution shall be credited to a Rollover Account for the benefit of such Participant.


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                                    ARTICLE V

                             Participants' Accounts;
                     Allocation of Assets and Contributions;
                       Participants' Investment Elections

        5.01 Participants' Accounts. The Committee shall maintain the following accounts for each Participant under the Plan: (a) a Tax Deferred Account to which Tax Deferred Contributions made by the Company (including any special Tax Deferred Contributions made pursuant to the second sentence of Section 4.01, but which shall be accounted for separately within such Tax Deferred Account) for the benefit of such Participant shall be credited; (b) a Company Account to which Matching Contributions and Company Contributions made by the Company for the benefit of such Participant shall be credited; (c) a Nondeductible Account to which nondeductible contributions made by such Participant prior to January 1, 1987 were credited; and (d) a Rollover Account to which rollover contributions made by the Participant pursuant to Section 4.07 shall be credited; provided, however, that if a Participant made Rollover Contributions prior to January 1, 1989 which are invested in a Self-Directed Account, a separate Rollover Account shall be maintained with respect thereto. The rights of each Participant to the amounts allocated to his Tax Deferred, Nondeductible and Rollover
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Accounts shall be fully vested and nonforfeitable at all times.

        5.02 Allocation of Tax Deferred Contributions. At the time of payment of any Tax Deferred Contributions to the Trust (including any special Tax Deferred Contributions made pursuant to the second sentence of Section 4.01), the Company shall deliver to the Committee a schedule showing the name of each Participant and the amount of Tax Deferred Contributions made on his behalf. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving all such schedules with respect to any period ending on a Valuation Date and after the account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall credit to the Tax Deferred Account of each Participant listed on such schedules the amount of Tax Deferred Contributions made to the Trust on his behalf as shown therein.

        5.03 Allocation of Matching Contributions (Including Forfeitures). As soon as practicable after the end of each Plan Year, the Company shall deliver to the Committee a schedule showing the name of each Participant who was an Employee of the Company on the Anniversary Date of such Plan Year and the amount of Matching Contributions (including forfeitures) made on his behalf pursuant to
Section 4.02. The schedule shall also contain such other


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information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving such schedule with respect to a Plan Year and after the account balances of the Participants have been adjusted as of the Anniversary Date of such Plan Year as provided in Section 5.06, the Committee shall credit to the Company Account of each Participant listed on such schedule the amount of the Matching Contribution (including forfeitures) made to the Trust on his behalf as shown therein.

        5.04 Allocation of Company Contributions. The Board of Directors shall, in its sole discretion, determine the portion of the Company Contribution voted pursuant to Section 4.03 which shall be allocated to each Company Division (if any). Such determination shall be made on a basis which does not discriminate in favor of employees who are Highly Compensated Employees (in accordance with Section 401(a)(4) of the Code) and which complies with the requirements of Sections 401(a)(26) and 410(b) of the Code. As soon as practicable after the end of each Plan Year for which a Company Contribution has been made to the Trust pursuant to Section 4.03, the Company shall deliver to the Committee a schedule showing the amount of the Company Contribution for the Plan Year allocated to each Company Division and the name of each Participant who was an Employee of the Company


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on the Anniversary Date of such Plan Year, and opposite the name of each such
Participant the amount of Compensation paid to such Participant by the Company during such Plan Year as well as the Company Division to which such Compensation was properly allocated. In the event that during any Plan Year a Participant is employed by more than one Company Division, such Participant's Compensation shall be equitably allocated among the Company Divisions by which he was employed in accordance with generally accepted accounting principles. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving such schedule and the total contribution, if any, made by the Company for such Plan Year, and after the account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall allocate a portion of the Company Contribution to the Plan for the Plan Year allocable to each Company Division to the Company Account of each Participant which bears the same ratio to such portion of the total Company Contribution allocated to such Company Division as the Participant's Compensation allocable to such Company Division for such Plan Year bears to the total Compensation of all eligible Participants allocated to such Company Division for such Plan Year.


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        5.05 Allocation of Rollover Contributions. After the receipt of any rollover contribution made by a Participant, the Committee shall credit such rollover contribution to such Participant's Rollover Account.

        5.06 Valuation and Allocation of Assets. The Investment Media shall be valued by the Trustees, as of each Valuation Date, according to such methods as the Trustees may reasonably select in order to determine the fair market value of the assets of each such Investment Medium. As of each Valuation Date, each account maintained under the direction of the Committee shall be adjusted to reflect the effect of income collected and accrued, realized and unrealized profit and losses, expenses, and all other transactions during the applicable period. All expenses of the Trust which are allocable to a Participant account or Investment Medium shall be charged to such account or Investment Medium. All such expenses allocable to an Investment Medium shall be charged against all Participant accounts in the same proportion as the amount credited to such Participant account and invested in such Investment Medium bears to the total amount invested in such Investment Medium. All such expenses allocable to a Participant account will be charged against the interest of such account invested in each Investment Medium in the same proportion as each such interest bears to the total value of the account. Such valuations and


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adjustments of the Participants' accounts shall be made so as to preserve for each account of each Participant its beneficial interest in each of the Investment Media. The value of a Participant account as of any Valuation Date shall be the sum of the interests of the Participant account invested in each investment Medium as of the Valuation Date for each such Investment Medium which is coincident with or immediately preceding the Valuation Date as of which the Participant account is being valued.

        5.07 Distributions and Forfeitures. Whenever the Trustees shall make any distribution to or in behalf of a Participant in accordance with the provisions of Article VII, or whenever a Participant shall forfeit all or any portion of his Company Account in accordance with the provisions of Section 7.05, such Participant's accounts shall be charged with the amount of such distribution or forfeiture. In the event of any distribution or forfeiture of less than the full amount standing to the credit of a Participant's accounts, the amount charged against such Participant's accounts shall be charged against such Participant's interest in the Investment Media in accordance with administrative policies established by the Committee, or in the absence of any such policy, on a pro rata basis. All distributions and forfeitures shall be based upon the value of the Participant's accounts determined as of the Valuation Date next preceding such distribution or forfeiture. The accounts of any Participant shall continue to be maintained under the Plan and shall continue to share in the allocation of income, gain, losses, appreciation, and depreciation of assets pursuant to Section 5.06 until such accounts have been fully distributed.

        5.08  Election of Investments.

                (a) Each Participant shall have the right to elect the manner of investment of the amounts standing to the credit of his accounts among the Investment Media established under the Trust. By such election, the Participant shall direct the portion of the aggregate amount then credited, and/or thereafter to be credited, to his accounts which is to be invested by the Trustees in each of the Investment Media. The Committee shall maintain records of account at all times adequately reflecting each Participant's interest in each of the Investment Media. The Committee may establish such procedures, forms, minimum investment amounts or other limitations with respect to investment elections, including without limitation special rules to be applicable only to Self-Directed Accounts, as it may deem necessary or advisable for the orderly administration of the Plan.

                (b) Each Participant may revoke his investment election as to any amounts then standing in his accounts and may make a new investment election in accordance with this Section 5.08 on a daily basis. In the event that such a new election causes a transfer of assets from one Investment Media to another, the transfer shall be made by the Trustees as soon as reasonably possible thereafter.

                (c) To make or change an investment election, each Participant shall give notice to the Committee, by use of the investment direction system maintained for such purposes by the Committee or its agent. To be effective, such an investment election must be in accordance with any and all rules and regulations established by the Committee for this purpose. Any direction made by a Participant using the investment direction system maintained by the Committee or its agent shall be treated as a direction made pursuant to Section 404(c) of ERISA.

                (d) If, at any time, there shall be no investment election in effect with respect to any amount credited to a Participant's accounts, the Committee shall direct the Trustees to invest all such amounts in such one or more of the Investment Media as the Committee shall, in its sole discretion, select on a uniform basis for all such Participants.

               (e) The Company, the Committee and the Trustees shall have no responsibility for the investment elections of the Participants and shall incur no liability on account of investing the assets of the Trust in accordance with such directions.

                (f) For purposes of this Section 5.08, all references to a Participant shall include a former Participant and the Beneficiary of a deceased Participant to the extent that such former Participant or Beneficiary has an interest under the Trust.

                                   ARTICLE VI

                          Limitations on Contributions
                                 and Allocations

        6.01 Contributions to be Deductible. Tax Deferred Contributions, Matching Contributions, and Company Contributions under the Plan with respect to a Plan Year shall not exceed that amount which, when added to the contributions made by the Company for that Plan Year to all other qualified pension or profit sharing plans maintained by the Company, equals the maximum amount allowable as a deduction by the Company pursuant to Section 404 of the Code with respect to such Plan Year.

        6.02  Limitation on Tax Deferred Contributions.

                (a) At any time during the Plan Year, the Committee

may direct the Company to suspend or reduce the amount of Tax Deferred Contributions with respect to any Participant if the Committee determines that such suspension or reduction is necessary to cause the test in either (i) or, to the extent not prohibited by regulations promulgated by the Secretary of the Treasury, (ii) below to be met with respect to the amount of Tax Deferred Contributions for such Plan Year:

                         (i) the Actual Deferral Percentage for the Highly Compensated Employees who are eligible for Tax Deferred Contributions is not more than the Actual Deferral Percentage for all other Employees who are eligible for Tax Deferred Contributions multiplied by 1.25; or

                         (ii) The excess of the Actual Deferral Percentage for the Highly Compensated Employees who are eligible for Tax Deferred Contributions over the Actual Deferral Percentage for all other Employees who are eligible for Tax Deferred Contributions is not more than two (2) percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees who are eligible for Tax Deferred Contributions is not more than the Actual Deferral Percentage for all other Employees who are eligible for Tax Deferred Contributions multiplied by two (2).

                For purposes of this subsection (a), "Actual Deferral Percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of
(A) the amount of Tax Deferred Contributions actually paid over to the Trust on behalf of the Participant for such Plan Year (including that portion of the special Tax Deferred Contributions made on behalf of such Participant for the Plan Year pursuant to the second sentence of Section 4.01 and designated by the Company to be included for purposes of satisfying the tests in this Section 6.02) to (B) the Participant's total compensation for the Plan Year. To the extent required by Sections 414(q) and 401(k) of the

Code and any regulations promulgated thereunder, in determining the deferral percentage of a Highly Compensated Employee described in Section 414(q)(6)(A) of the Code who has a Family Member, the Tax Deferred Contribution made on behalf of such Highly Compensated Employee and the total compensation of such Highly Compensated Employee shall include the Tax Deferred Contributions and total compensation of his Family Member(s), and such Family Member(s) shall not be considered a separate Employee for purposes of determining the Actual Deferral Percentage for any group under the Plan. "Total compensation" for purposes of this Section 6.02(a) and Section 6.04(a) means, in the case of each Employee and for each Plan Year, all compensation received by the Employee from the Company during the Plan Year as reported on Form W-2 for federal income tax withholding purposes, plus any amounts that would have been received by the Employee from the Company as total compensation during the Plan Year but for an election under section 125 or 401(k) of the Code. In no event shall an Employee's total compensation for any Plan Year exceed, for purposes of this Plan, $200,000 (subject to cost-of-living adjustments made by the Secretary of the Treasury of his delegate under section 401(a)(17) of the Code).

                (b) If, for any Plan Year, the Committee determines that the Tax

Deferred Contributions made on behalf of Highly Compensated Employees exceed the limitation set forth in subsection (a) above, the Committee shall direct the Trustees to reduce the Tax Deferred Contributions of the Highly Compensated Employees in order of their deferral percentages beginning with the highest of such percentages, to the extent necessary to cause the Plan to meet the limitation set forth in subsection (a) above. Any Tax Deferred Contributions so reduced, together with the income or loss allocable thereto determined in accordance with Section 401(k) of the Code and the regulations thereunder, shall be distributed to the Highly Compensated Employee on whose behalf such contributions were made no later than March 15 of the following Plan Year. Notwithstanding the foregoing, to the extent provided in regulations issued by the Secretary of the Treasury, the amount that would otherwise be distributed to a Participant in accordance with the provisions of this Section 6.02 shall be reduced by the amount, if any, distributed to the Participant for the year under
Section 6.03.

                (c) The Committee shall determine each Plan Year whether the limitation set forth in subsection (a) above is met and its determination shall be final and binding on all persons.

        6.03 Return of Excess Deferrals. If, during any calendar year, more than the maximum permissible dollar amount under Section 3.04 of the Plan

(and Section 402(g) of the Code) is allocated pursuant to one or more cash or deferred arrangements to a Participant's accounts under this Plan and any other plan described in Sections 401(k), 408(k), or 403(b) of the Code, the following provisions shall apply:

                (a) No later than March 1 of the next succeeding calendar year, the Participant may, but is not required to, allocate all or part of such contributions in excess of the maximum permissible dollar amount ("excess deferrals") to this Plan. To be effective, such allocation must be in writing, state that excess deferrals have been made on behalf of such Participant for the preceding calendar year, and be submitted to the Committee; and

                (b) To the extent a Participant allocates excess deferrals in a timely manner to this Plan pursuant to (a) above, the Committee shall direct the Trustees to return such excess deferrals, as adjusted for income or losses attributable thereto determined in accordance with Section 402(g) of the Code and the regulations thereunder, to the Company for distribution to the Participant no later than the April 15 following such allocation.

        6.04 Limitation on Matching Contributions.

                (a) At any time during the Plan Year, the Committee may direct the Company to suspend or reduce the amount of Matching Contributions with respect to any Participant at any time during the Plan Year, if the Committee determines that such suspension or reduction is necessary to cause the test in either (i) or, to the extent not prohibited by regulations promulgated by the Secretary of the Treasury, (ii) below to be met with respect to such contributions for such Plan Year:

                         (i) the Actual Contribution Percentage for the Highly Compensated Employees who are eligible for Matching Contributions, is not more than the Actual Contribution Percentage for all other Employees who are eligible for Matching Contributions, multiplied by 1.25; or

                        (ii) the excess of the Actual Contribution Percentage for the Highly Compensated Employees who are eligible for Matching Contributions, over the Actual Contribution Percentage for all other Employees who are eligible for Matching Contributions, is not more than two (2) percentage points, and the Actual Contribution Percentage for the Highly Compensated Employees who are eligible for Matching Contributions, is not more than the Actual Contribution Percentage for all other Employees who are eligible for Matching Contributions, multiplied by two (2).

                For purposes of this subsection (a), the "Actual Contribution Percentage" for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of (A) the Matching Contributions actually paid over to the Trust on behalf of the Participant for such Plan Year (including that portion of the special Tax Deferred Contributions made on behalf of such Participant for the Plan Year pursuant to the second sentence of Section 4.01 and designated by the Company to be included for purposes of satisfying the tests in this Section 6.04) to (B) the Participant's total compensation (as defined in Section 6.02(a)) for the Plan Year. To the extent required by Sections 414(q) and 401(m) of the Code and any regulations promulgated thereunder, in determining the contribution percentage of a Highly Compensated Employee described in Section 414(q)(6)(A) of the Code who has a Family Member, the Matching Contributions made on behalf of and the Compensation of such Highly Compensated Employee shall include the Matching Contributions and total compensation of his Family Member(s), and such Family Member(s) shall not be considered a separate Participant for purposes of determining the Actual Contribution Percentage for any group under the Plan.

                (b) If, for any Plan Year, the Committee determines the Matching Contributions made on behalf of Highly Compensated Employees exceed the limitation set forth in subsection (a) above, the Committee shall direct the

Trustees to distribute to the Highly Compensated Employees, in order of their contribution percentages beginning with the highest of such percentages, the amount necessary to cause the Plan to meet such limitation for such Plan Year. All such Matching Contributions together with the income and loss allocable thereto determined in accordance with Section 401(m) of the Code and the regulations thereunder, shall be distributed to the Highly Compensated Employee on whose behalf such contributions were made no later than March 15 of the following Plan Year.

        6.05 Limitations on Allocations. Notwithstanding anything hereinabove to the contrary, the sum of the amounts credited to the accounts of any Participant for any Plan Year pursuant to Section 5.02 (dealing with Tax Deferred Contributions), Section 5.03 (dealing with Matching Contributions), Section 5.04 (dealing with Company Contributions), and this Section 6.05 shall be reduced to the extent that such amounts would cause the sum of all such contributions credited to the accounts of such Participant under the Plan for such Plan Year to exceed the lesser of (a) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b) of the Code, as adjusted pursuant to Section 415(d) of the Code), or

(b) twenty-five percent (25%) of such Participant's total compensation (determined in accordance with Section 415 of the Code and the regulations thereunder) for such Plan Year.

        Any reductions required pursuant to the foregoing sentence shall be made in the following order:

                (i) the Tax Deferred Contributions allocated to such Participant's Tax Deferred Account pursuant to Section 5.02 shall be reduced first;

                (ii) the Matching Contributions allocated to such Participant's Company Account pursuant to Section 5.03 shall be reduced next; and

                (iii) the Company Contributions allocated to such Participant's Company Account pursuant to Section 5.04 shall be reduced last.

In the event any reduction is required pursuant to subsection (i) above, the amount of such reduction shall be held unallocated by the Trustees and shall be reapplied in such a way as to reduce succeeding Tax Deferred Contributions on behalf of such Participant under the Plan. In the event any reduction pursuant to (ii) or (iii) above is required, the amount of such reduction shall be allocated and credited pursuant to the procedures set forth in section 5.04 above (with respect to the allocation of Company Contributions) to the Company Accounts of remaining Participants exclusive of any other Participant for whom a reduction for such Plan Year has been required pursuant to this Section 6.05. Any such reductions which cannot be so reallocated shall be held unallocated by the Trustees and shall be treated as if they were a Company Contribution to be allocated under Section 5.04 with respect to the succeeding Plan Year.

                                   ARTICLE VII

                        Payments to or for the Account of
                     Participants or Terminated Participants

        7.01 Restrictions on Payments and Distributions. No money or other property of the Trust shall be paid out or distributed by the Trustees except
(a) for the purchase or other acquisition of appropriate investments, (b) for defraying the expenses, including taxes, if any, of administering the Trust as elsewhere herein provided, (c) for the purpose of making distributions to or for the account of Participants at the written direction of the Committee in accordance with the rules set forth below, (d) for the return of Company contributions pursuant to Section 4.05, (e) for the distribution of amounts attributable to excess contributions pursuant to Section 6.02(b), 6.03 or 6.04(b) or (f) for the purpose of complying with the terms of a qualified domestic relations order, within the meaning of Section 414(p) of the Code. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Company assumes no liability or responsibility therefor.

        7.02 Retirement. A Participant shall become fully vested in his accounts upon attainment of Normal Retirement Age. Upon retirement of a Participant, which shall be deemed to mean any termination of his employment with the Company at or after his Normal Retirement Age, the full amount then standing to the credit of such Participant's accounts shall be distributed to him or applied for his benefit as provided in Section 7.07. A Participant who remains in the active employ of the Company after attaining Normal Retirement Age shall continue as a Participant for all purposes of the Plan until the date of his actual retirement.

        7.03 Disability Retirement. If the Committee shall determine, on the basis of such medical evidence as it may reasonably require, that a Participant is totally incapable of performing his assigned duties with the Company and is therefore unable to continue in the employ of the Company by reason of the sickness or disability (whether mental or physical) of such Participant which is causing such total incapacity, the Committee shall direct the Trustees to apply the full amount then standing to the credit of such Participant's accounts for his benefit as provided in Section 7.07. The Committee's determination as to whether a Participant has become sick or disabled so as to be unable to continue in the employ of the Company shall be conclusive and binding on all persons.

        7.04  Death Benefits.

                (a) Upon the death of any Participant who has a surviving spouse, the Committee shall direct the Trustees to distribute the full amount standing to the credit of such Participant's accounts to the Participant's surviving spouse, unless the exception provided by paragraph (b) of this Section 7.04 applies.

                (b) The requirement of subsection (a) of this Section 7.04 shall not apply if (i) the Participant elects to designate a Beneficiary other than his spouse and his spouse (A) consents in writing to such election, (B) such election designates a beneficiary which may not be changed without the consent of the spouse (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and
(C) the spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public, or (ii) if it is established to the satisfaction of the Committee that the consent of the surviving spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations under Section 417(a)(2) of the Code.

                A former spouse shall be treated as a surviving spouse to the extent benefits must be paid to such former spouse upon the Participant's death pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), except that no consent shall be required from such former spouse with respect to the designation of a Beneficiary to receive benefits not subject to said order.

        (c) If, and only if, a Participant is not married or, if married, is permitted under this Section 7.04 to designate a Beneficiary other than his surviving spouse, then such Participant's accounts shall be distributed in accordance with this subsection (c) of Section 7.04. Such a Participant shall have the right to designate one or more Beneficiaries, including contingent Beneficiaries, entitled to receive the amount payable in behalf of such Participant under the provisions of this Plan in the event of death. Such designation shall be made in writing in such manner as the Committee shall determine. A Participant may change such designation from time to time, and may revoke such designation, provided, however, that any subsequent designation must meet the requirements of this Section 7.04. Upon the death of any Participant, the Committee shall direct the Trustees to distribute, for the benefit of such Participant's Beneficiaries and subject to the provisions of Section 7.08, the full amount standing to the credit of the Participant's accounts. If a Participant dies without having designated a Beneficiary, or if none of the designated Beneficiaries survives the Participant, or if the Committee is in doubt as to the effective status of a Beneficiary designation, payment of any sum that would otherwise have been payable to such Beneficiary will be made to the first surviving class of the following classes of successive preference Beneficiaries, all members of such class to share equally: the Participant's (i) surviving spouse; (ii) surviving issue (including adopted children and stepchildren), per stirpes; (iii) surviving parents; (iv) brothers and sisters, in equal shares; and (v) executors and administrators. If a Beneficiary entitled to receive any amount payable in behalf of a Participant dies before receiving the entire amount to which such Beneficiary is entitled, the undistributed balance, together with any income or loss accumulated thereon, shall be distributed to such Beneficiary's estate in accordance with Section 7.07.

        7.05  Termination of Employment Prior to Retirement or
                 Death.

                  (a) If any Participant's employment with the Company terminates under circumstances other than by reason of retirement, disability or death, as provided for under Section 7.02 through 7.04, he shall be entitled to a vested benefit equal to the sum of (i) 100% of the amounts standing to the credit of his Tax Deferred Account, Nondeductible Account and Rollover Account, plus (ii) that percentage of the amount standing to the credit of his Company Account, based upon his Years of Vesting Service, which shall be determined under Schedule A if the Participant was initially hired by the Company before January 1, 1987 and under Schedule B if the Participant was initially hired by the Company after December 31, 1986.

                 Schedule A                                            Schedule B
                 ----------                                            ----------
        Years                       Vested                    Years                      Vested
  of Service                      Percentage                of Service                 Percentage
  ----------                      ----------                ----------                 ----------
Less than 1                            0%                   Less than 3                     0%
1 but less than 2                     25%                   3 or more                     100%
2 but less than 3                     50%
3 or more                            100%

                A Participant whose employment with the Company terminates and who immediately thereafter becomes an employee of an Affiliated Company shall not be considered to have terminated his employment for purposes of this Section until his employment with the Affiliated Company subsequently terminates.

                The vested benefit determined in accordance with the foregoing provision shall never be adjusted or altered in any fashion on account of any Years of Vesting Service which the Participant might complete upon reemployment with the Company or an Affiliated Company after a Break in Service, except as provided in Section 7.06.

                (b) The determination of the amount to which such terminated Participant is entitled in accordance with the foregoing rules shall be made by the Committee and communicated to the Trustees.

                (c) Any amount standing to the credit of a Participant's Company Account to which he is not entitled at the time of his termination of employment shall be forfeited by him upon the earlier of the payment of the full amount to which such Participant is entitled under the Plan or the incurrence of five (5) Consecutive Breaks in Service by the Participant. For purposes of the preceding sentence, a terminated Participant who is not entitled to receive any amount under the Plan shall be deemed to have received the entire amount to which he is entitled on the date his employment terminates and shall forfeit his entire Company Account as of that date. At the close of the Plan Year in which any forfeitures occur, all such forfeited amounts shall be applied to reduce the Company's Matching Contribution for such Plan Year.

        7.06 Reemployment. If a terminated Participant is reemployed by the Company, he shall again become an active Participant upon reemployment pursuant to Section 3.03.

        If such a reemployed Participant was not 100% vested in his Company Account under Section 7.05(a) at the time of his prior termination, the following special provisions shall apply:

                (a) If such a terminated Participant is reemployed after incurring five (5) consecutive Breaks in Service, he shall have no rights with respect to any amounts previously forfeited from his Company Account, and any portion of his Company Account which has not been distributed shall be held in a separate, fully vested Company Account until such Participant becomes 100% vested under Section 7.05(a) whereupon it shall be merged with the Company Account otherwise maintained for him.

                (b) If such a terminated Participant is reemployed before incurring five (5) consecutive Breaks in Service, the full amount, if any, which was forfeited from his Company Account as a result of his prior termination shall be restored to his Company Account as of the date of reemployment. If such terminated Participant had previously received a distribution of all or any part of the vested portion of his Company Account, the vested portion of his Company Account shall thereafter be determined by (i) adding the amount previously distributed to his current Company Account balance, (ii) multiplying the resulting sum by his current vesting percentage and (iii) subtracting from the resulting product the amount previously distributed.

        7.07  Methods of Payment.

                (a) Whenever under this Article VII any amount is required to be distributed or applied for the benefit of any Participant or Beneficiary or other person, such distribution shall be made by the payment or commencement of payments under such one or more of the following methods as the Participant or Beneficiary may elect.

         Option A.           One lump sum payment in cash.

         Option B.           Payments in annual periodic installments, in
                             cash, reasonably nearly equal in amount, over any period not exceeding fifteen (15) years.

         Option C.           One lump sum transfer, in kind, to an individual
                             retirement account (within the meaning of Section
                             408(a) of the Code).

If a Participant or Beneficiary fails to make an election under this Section 7.07(a), he shall receive his benefit in a single cash payment pursuant to Option A. Notwithstanding the foregoing, if the amount standing to the credit of a Participant's accounts does not exceed $3,500, the Participant or Beneficiary shall automatically receive his benefit in one lump sum payment in cash.

                (b) Whenever during any Plan Year the amount standing to the credit of a Participant's accounts becomes distributable pursuant to Sections
7.02 through 7.05, distribution at such
retirement, disability, death or termination of employment, as the case may be, shall be made or commenced within a reasonable time after the latest of (1) such retirement, disability, death or termination of employment, (2) the determination of the allocation to which the Participant is entitled under
Section 5.04 with respect to such Plan Year, or (3) if Section 7.08(a) is applicable to such Participant, the date the Participant consents to a distribution pursuant to that Section.

        7.08 Restrictions on Method and Timing of Payment. Notwithstanding any provision to the contrary, in order to comply with Sections 401(a)(9), 411(a)(11) and 414(p) of the Code, the following provisions shall apply:

                (a) If the sum of a Participant's account balances to be distributed upon retirement, disability or severance under Section 7.02, 7.03 or
7.05 is greater than $3,500, such account balances shall not be distributed in whole or in part until the earlier of (i) the date the Participant attains Normal Retirement Age or (ii) the Participant's death, unless the Participant consents to such earlier distribution in writing.

                (b) In the case of distribution to a Participant, the period of years selected under Option B shall be such that the requirements set forth in both (i) and (ii) below are satisfied at the time distribution to such Participant is to commence.

                         (i) No method of payment hereunder may be selected which would provide for payment to any person during any period longer than the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary, determined using attained ages as of the calendar year in which payments commence and Table V or VI of Treasury Regulation Section 1.72-9.

                         (ii) If someone other than the Participant's spouse is designated to receive benefits, then the period of years over which installment payments are to be paid shall be such that any period of years remaining as of the calendar year in which the Participant attains age seventy and one-half (70-1/2) or any subsequent calendar year shall meet the minimum distribution incidental benefit requirement which shall be determined in accordance with regulations promulgated under Section 401(a)(9) of the Code.

                         For purposes of this Section 7.08(b) and Section 7.08(e), a Participant's Beneficiary shall be determined in accordance with regulations promulgated under Section 401(a)(9) of the Code.

                (c) In no event shall the distribution of a Participant's Accounts, unless the Participant otherwise elects, begin later than the 60th day after the close of the Plan Year in which the later of the following events occurs:


                         (i) the Participant's sixty-fifth (65th) birthday;

                         (ii) the tenth (10th) anniversary of the date on which the Participant first became a Participant, or

                         (iii) the Participant's termination of service with the Company (and any Affiliated Company).

                (d) In no event shall distribution of benefits to a Participant begin later than the April 1 next following the calendar year in which such Participant attains age seventy and one-half (70-1/2) (the "Required Distribution Date"). Notwithstanding the foregoing, the Required Distribution Date for any Participant (i) who is not a "five-percent owner" (within the meaning of Section 416(i)(1)(B)(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which the Participant attains age 70-1/2 and (ii) who attains age 70-1/2 before January 1, 1988, shall be no earlier than the April 1 next following the calendar year in which the Participant terminates employment with the Company.

                (e) In the event a Participant dies before his Required Distribution Date and his surviving spouse is not his Beneficiary, his entire interest shall be paid to his Beneficiary in a lump sum no later than December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death; provided, however, that the Participant's Beneficiary may elect, no later than December 31 of the calendar year following the calendar year in which the Participant died, to receive installment payments commencing no later than such date and payable over a period not exceeding the Beneficiary's life expectancy. If the Participant's Beneficiary is his surviving spouse, the Participant's entire interest shall be paid to his surviving spouse in installment payments commencing no later than the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) and payable over a period not exceeding the life expectancy of the surviving spouse, provided, however, that the surviving spouse always has the right to elect to receive her benefits in a lump sum. If the spouse dies before said date, subsequent distributions shall be made as if the spouse had been the Participant. Life expectancy will be calculated in accordance with Treasury Regulation Section 1.72-9 and regulations promulgated under Section 401(a)(9) of the Code.

        If a Participant dies on or after his Required Distribution Date, the

Participant's remaining interest in the Plan shall be distributed at least as rapidly as under the method of distribution being used as of the date of death.

                (f) If, and to the extent that, any portion of a Participant's account balances is payable to a former spouse or dependent pursuant to a qualified domestic relations order within the meaning of Sections 401(a)(13)(B) and 414(p) of the Code, the provisions of said order shall govern the distribution thereof. Such an order may provide for payments to a former spouse or dependent even though the Participant is still employed by the Company or is otherwise not eligible for the distribution of benefits under the Plan.

        7.09  Withdrawals During Employment.

                (a) Upon written notice given to the Committee at least thirty
(30) days (or such shorter period as the Committee allows) in advance of a Valuation Date, a Participant may withdraw any amount standing to the credit of his Nondeductible Account and/or Rollover Account as of such Valuation Date.

                (b) Upon written notice to the Committee at least thirty (30) days prior to a Valuation Date, and if the Participant is one hundred percent (100%) vested in his Company Account and has withdrawn the full amount, if any, standing to the credit of his Nondeductible and Rollover Accounts as provided in subsection (a) above, the Participant may elect to withdraw from his Company Account an amount not less than the lesser of (i) $1,000 or (ii) 25% of the amount standing to the credit of his Company Account, as of such Valuation Date, for one or more of the following purposes:

                      (i) To satisfy any expense arising as a result of
                  accident, sickness or disability of the Participant or a member of his immediate family;

                      (ii) To purchase a primary residence for the Participant;

                      (iii) To provide for the education of the Participant or a member of his immediate family;

                      (iv) To provide for such other types of financial
                  emergencies as the Committee may deem appropriate in accordance with Section 9.05.

                (c) Upon written notice to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, a Participant who has not yet attained age fifty-nine and one-half (59-1/2) and has withdrawn the full amount, if any, standing to the credit of his Nondeductible, Rollover and, if fully vested, Company Accounts as provided in subsections (a) and (b) above, may at any time during his employment with the Company withdraw all or any portion of the amount (determined as of such Valuation Date) standing to the credit of his Tax Deferred Account, excluding any outstanding loan amounts with respect to such accounts, but only in order, and to the extent necessary, to meet a "Financial Hardship;" provided, no such withdrawal may exceed the aggregate amount of the Tax Deferred Contributions (excluding any special Tax Deferred Contributions made on behalf of such Participant pursuant to the second sentence of Section 4.01) made on his behalf by the Company, reduced by the sum of all prior withdrawals from such Participant's Tax Deferred Account. The determination that the Participant is faced with a Financial Hardship and of the amount required to meet such Financial Hardship which is not reasonably available from other resources of the Participant shall be made by the Committee in accordance with uniform and nondiscriminatory standards and policies which shall be adopted by the Committee and consistently applied to each application for a withdrawal pursuant to this Section 7.09(c). For purposes of this Section 7.09(c), "Financial Hardship" shall mean an immediate and heavy financial need which such Participant is not able to meet from any other reasonably available resources. In determining that such Participant is not able to meet such Financial Hardship from any other sources, the Committee may reasonably rely upon the written certification of the Participant given in accordance with the regulations under Section 401(k) of the Code. Subject to the foregoing and the requirements of Section 401(k) of the Code and any regulations thereunder, the term "Financial Hardship" shall mean and include the following:

                        (i) the purchase (excluding mortgage payments) of a principal residence of the Participant;

                        (ii) the payment of the tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents;

                        (iii) the medical expenses described in Section 213(d) of the Code which are incurred by the Participant, his spouse or any dependent, and which are not covered by insurance; or

                        (iv) the need to prevent an eviction or mortgage foreclosure on the Participant's principal residence.

                (d) Upon written notice to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, a Participant who is at least fifty-nine and one-half (59-1/2) years old shall be entitled to withdraw all or any portion of the amounts credited to his accounts under the Plan as of such Valuation Date.

                  (e) A Participant may specify that a withdrawal under this
Section 7.09 is to be charged to his interest in one or more specific Investment Media in which the account charged with the withdrawal is invested. Unless so specified, distribution will be made out of the interests of such account in each Investment Medium in accordance with the proportion which the interest of such account in such Investment Medium bears to the total value of such account, subject however to such restrictions as may be applicable to the particular Investment Media.

                  (f) All withdrawals under this Section 7.09 shall be made as soon as practicable after the Valuation Date next following timely receipt by the Committee of the Participant's written notice.

        7.10 Loans to Participants. Upon written application of a Participant submitted to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, the Committee may direct the Trustees to lend to such Participant such amount or amounts from his Tax Deferred Account, as the Committee may determine proper, up to the greater of
(a) fifty percent (50%) of the total aggregate value of such Participant's Tax Deferred Account (determined as of such Valuation Date) or

(b) solely for loans made prior to October 19, 1989, $10,000; but only for one of the purposes enumerated in Section 7.09(c) or to provide for such other financial contingency as the Committee, in its sole discretion, may deem appropriate in accordance with Section 9.05. Notwithstanding the foregoing, the aggregate amount of all outstanding loans, including accrued interest, from the Plan to a Participant shall not exceed $50,000, reduced by the amount of any loan repayment made during the one (1) year period ending on the day before the date on which such loan is to be made. For loans made on or after February 1, 1990, the minimum amount which may be loaned to a Participant under this Section
7.10 shall be $1,000. A Participant may not have more than one loan outstanding under this Section 7.10 at any given time.

        Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Committee may make reasonable distinctions based upon credit-worthiness, other obligations of the Participant and other factors that may adversely affect the ability to assure repayment. The decision as to whether a loan shall or shall not be made in any case shall rest solely within the discretion of the Committee, such discretion to be exercised consistently with the provisions of Section 9.05 and with such procedures as the Committee may establish pursuant to this Section 7.10. Loans approved under this Section 7.10 shall be made as soon as reasonably practicable after the Valuation Date next following timely receipt by the Committee of the Participant's written application.

        Each such loan shall be made at such reasonable rate of interest as the Committee may determine, and shall be subject to such other terms and conditions as the Committee may deem proper, and shall be evidenced by the promissory note of the Participant and secured by at least fifty percent (50%) of the Participant's interest in the Plan. Each such loan shall be repaid by such means as may be authorized by the Committee, shall be amortized over the term of the loan in level payments made not less frequently than quarterly, and shall be repaid within five (5) years unless such loan is used to acquire a dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Participant in which case the repayment period shall not exceed twenty (20) years.

        Each such loan shall be deemed to be an investment made at the direction of such Participant and shall be credited to a separate investment account for the borrowing Participant. An amount equal to the principal amount of such loan when made shall be charged to the interests of such Participant's Tax Deferred Account.

        A Participant may specify that a loan under this Section 7.10 is to be charged to his interest in one or more specific Investment Media in which his Tax Deferred Account is invested. Unless so specified, the loan amounts shall be made out of the interest of such account in each Investment Medium in accordance with the proportion which the interest of such account in such Investment Medium bears to the total value of such account, subject however to such restrictions as may be applicable to the particular Investment Media.

        All interest and loan repayments shall be credited to the Tax Deferred Account of such Participant and shall be invested, pursuant to such Participant's investment elections under Section 5.08. All expenses incurred by the Committee and the Trustees, including reasonable attorneys' fees and court costs, as a result of a default by a Participant shall be charged against the Participant's accounts.

        If any loan under this Section 7.10 is in default, as determined in accordance with the procedures established by the Committee, when any part or all of the amount standing to the credit of a Participant's accounts is to be distributed to such Participant or his Beneficiary, the Committee shall direct the Trustees to apply the amount of such distributable amount in payment of the entire outstanding loan principal, and any interest theretofore accrued, before distributing the balance, if any, to the Participant or his Beneficiary.

         7.11 Discharge of Trustees' Obligation to Make Payments. Whenever the Trustees are required to make any payment or payments to any person in accordance with the provisions of this Article VII or Article VIII, the Committee shall notify the Trustees in writing of such person's last known address as it appears in the Committee's records; and the obligations of the Trustees and the Committee to make such payment or payments shall be fully discharged by mailing the same to the address specified by the Committee.

                                  ARTICLE VIII

                            Amendment and Termination

         8.01 Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend this Agreement, or discontinue or terminate the Plan and Trust by delivering to the Committee and the Trustees a copy of an amendment or appropriate Board of Directors' resolution of discontinuance or termination certified by an officer of the Company; provided, however, that except as provided in Section 8.02, the Company shall have no power to amend or terminate this Agreement in such manner as would cause or permit (a) any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Employees of the Company or their Beneficiaries; (b) any reduction in the amount theretofore credited to any Participant; (c) any portion of the Trust assets to revert to or become the property of the Company; (d) the rights and responsibilities of the Committee or the Trustees to be increased without their written consent, and/or (e) the elimination of an optional form of benefit with respect to amounts credited to a Participant's accounts before the amendment.

         8.02 Amendment for Tax Exemption. The Company reserves the right to amend this Agreement and the Plan and Trust hereunder in such manner as may be necessary or advisable so that said Trust may continue to qualify as an exempt employees' trust under the provisions of the Code; and any such amendment may be made retroactively.

        8.03 Liquidation of Trust in Event of Termination. In the event of termination or partial termination (within the meaning of Section 411(d)(3) of the Code) of this Plan and Trust, or complete discontinuance of contributions thereto by the Company, the rights of all Participants (or in the case of a partial termination, the rights of Participants affected thereby) to amounts theretofore credited to all their accounts shall be fully vested and nonforfeitable. In the event of such termination or discontinuance, the Trustees shall, subject to the direction of the Committee, hold the assets of the Trust in accordance with the provisions of the Plan and distribute such assets from time to time to Participants entitled thereto in accordance with such provisions.

        8.04 Termination of Plan and Trust. This Agreement and the Plan and Trust hereunder shall in any event terminate whenever all property held by the Trustees shall have been distributed in accordance with the terms hereof.

                                   ARTICLE IX

                           Administration of the Plan

        9.01 Named Fiduciaries. The named fiduciaries with respect to the Plan shall be the Company, the Committee and the Trustees. The Company shall be the "plan administrator" of the Plan for all purposes of ERISA. The responsibilities of the named fiduciaries shall be allocated as provided herein, and each such fiduciary shall have only those responsibilities and obligations that are specifically imposed upon it by this Trust Agreement or by applicable law. It is intended that each of the named fiduciaries shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or omission of any other fiduciary. The Company, the Trustees, and the Committee, as named fiduciaries, shall be entitled to delegate all or any part of their fiduciary responsibilities, and obligations to any other person or entity. In the event of any such delegation, (a) the named fiduciary shall not be liable for any act or omission of the person to whom the responsibility has been delegated as long as the selection and retention of such person is prudent and (b) the person to whom the fiduciary powers and obligations are delegated shall be responsible only for the proper exercise of the powers, duties, responsibilities, and obligations that have been specifically delegated to him. The responsibilities of the named fiduciaries are:

                    (i) The Company shall have the sole responsibility to appoint and remove (in accordance with Section 10.11) the Trustees and successor Trustees, to appoint and remove or replace the members of the Committee as herein provided, and shall have such other powers and do such other things as are herein specifically provided.

                    (ii) The Trustees shall, except as otherwise specifically provided in this Agreement, have the sole responsibility for the investment and control of the assets of the Plan and Trust in accordance with the terms hereof, and for the appointment, retention, and/or removal of any Investment Manager.

                    (iii) The Committee shall have the sole responsibility for the general administration of the Plan and for carrying out its provisions. In addition, the Committee shall have such powers and responsibilities as are herein specifically provided.

The Committee shall conduct its business in accordance with the terms of this
Article IX.

         9.02 Appointment of Committee. The Company shall appoint a Committee of two or more persons, any or all of whom may be officers or employees of the Company or any other individuals, to be known as the "Profit Sharing Plan Committee." Each Trustee shall be deemed to have been appointed a member of the Committee by the Company if the Company has not appointed any other persons to be members of the Committee. If the Committee consists of no members other than the Trustees, all requirements under the Plan that there be a direction, designation or other communication between the Committee and the Trustees shall be disregarded. The members of the Committee shall serve at the pleasure of and may be removed by the Company. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by the Company. The number of members of the Committee shall be as designated by the Company from time to time. The Trustees shall accept and may rely upon a certification by the Company as to the number and identity of the individuals comprising the Committee from time to time.

         9.03 Powers of Committee. The Committee shall have all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan and Trust as herein provided, and the Committee may make such rules and regulations as it may deem necessary or desirable to carry out the provisions of the Plan and Trust. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan and Trust, including any question submitted by the Trustees on a matter necessary for them properly to discharge their duties; and the decision of the Committee shall be conclusive and binding on all persons.

        9.04 Action by Committee. The Committee shall act by a majority of its members at the time in office and such action may be taken by vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any direction or document or take any other action on behalf of the Committee, and in such event any one of the members of the Committee may certify in writing to the Trustees or any other person the taking of such action and the name or names of the members of the Committee so authorized, including himself. The execution of any direction, document, or certificate on behalf of the Committee by any of its members shall constitute his certification of his authority with respect thereto, and the Trustees or other person shall be protected in accepting and relying upon any such direction, document, or certificate and is released from inquiry into the authority of any of the members of the Committee. Notwithstanding anything to the contrary elsewhere herein contained, no member of the Committee shall take any action as a member of the Committee with respect to any matter concerning himself as a Participant of the Plan.

        9.05 Discretionary Action. Wherever under the provisions of this Agreement the Committee is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination in favor of or against any Employee or class of Employees.

        9.06 Evidence on Which Committee May Act. In taking any action or determining any fact or question which may arise under this Plan and Trust, the Committee may, with respect to the affairs of the Company or its Employees, rely upon any statement by the Company with respect thereto. In the event that any dispute may arise regarding the payment of any sums or regarding any act to be performed by the Committee or the Trustees, the Committee may in its sole discretion direct that such payment be retained or postpone or direct the postponement of the performance of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction, or until the Company, the Committee, and/or the Trustees shall have been indemnified against loss to the satisfaction of the Committee; provided, however, that in the event of any such dispute, the Committee may rely upon and act in accordance with any directions received from the Company.

        9.07 Employment of Agents. The Committee may employ agents, including, but not limited to, custodians, accountants, consultants, or attorneys, to exercise and perform such of the powers and duties of the Committee hereunder as the Committee may delegate to them, and otherwise to render such services to the Committee as the Committee may determine, and the Committee may enter into agreements setting forth the terms and conditions of such service. The Committee may appoint an independent public accountant to audit the Plan. The compensation of such agents shall be an expense chargeable in accordance with Section 9.08. The Committee shall be fully protected in delegating any such power or duty to or in acting upon the advice of any such agent, in whole or in part, and except as may be required by Federal law, shall not be liable for any act or omission of any such agent, the Committee's only duty being to use reasonable care in the selection and retention of any such agent.

        9.08 Compensation and Expense of Committee. The members of the Committee shall serve without compensation for services as such. The Company may, but is not obligated to, pay all or part of the expenses of the Committee. To the extent not paid by the Company, the expenses of the Committee shall be paid by the Trust. To the extent any expenses which are paid out of the Trust are properly allocable to an Investment Medium or to the separate account of a Participant, they shall be so allocated and charged. Such expenses shall include any expenses incident to the functioning of the Trust, including, but not limited to, attorneys' fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and other costs of administering the Trust.

        9.09 Indemnification of Committee Members. The Company shall indemnify and hold harmless each member of the Committee from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval), arising from any act or omission of such member, except when the same is judicially determined to be due to the willful misconduct of such member.

                                    ARTICLE X

                                  The Trustees

   10.01 Powers of Trustees. It shall be the duty of the Trustees to hold and, subject to the provisions of this Article, to invest and reinvest the funds of the Trust and to make distributions therefrom in accordance with the written directions of the Committee. The Trustees shall have no responsibility for the correctness under the terms of the Plan of any written directions which they receive from the Committee. The Trustees shall not be responsible for the collection of contributions payable to the Trust by the Company pursuant to
Article IV.

   10.02 Investments. Except as provided in Section 7.10, the Trustees shall invest and reinvest the assets of the Trust and keep the same invested, without distinction between principal and income, subject to the following general investment policies:

                (a) All amounts attributable to a Participant's accounts shall be invested pursuant to the Participant's investment elections under Section
5.08 in one or more of the Investment Media under the Plan.

                (b) All interest, dividends, and other income, as well as any cash proceeds from the sale or disposition of securities or other property, received with respect to any Investment Media shall be credited to each

Participant's accounts invested in such Investment Media and (unless received in additional shares or investment units of such Investment Media) shall be invested pursuant to the Participant's investment elections under Section 5.08. If any distribution with respect to an Investment Media may be received at the election of the holder of shares or investment units in such Investment Media in the form of additional shares or investment units or in cash or other property, the Trustees shall elect to receive it in additional shares or investment units of the Investment Media.

                (c) The Trustees shall have no responsibility for any investment elections, directions or instructions exercised by Participants hereunder and shall incur no liability on account of investing or administering the assets of the Trust in accordance with such elections, directions, or instructions. Without limitation of the foregoing, if, at any time, there shall be no investment election in effect with respect to a Participant, the Trustees shall invest all amounts contributed in respect of such Participant in such one or more of the Investment Media as the Committee shall, in its sole discretion, select on a uniform basis for all such Participants.

   10.03 Method of Holding, Buying, and Selling Securities. The Trustees may keep any or all securities or other property in the name of some other person, firm, or corporation or in their own name without disclosing fiduciary capacity. The Trustees may sell at public auction or by private contract, redeem, or otherwise realize upon any securities, investments, or other property forming a part of the Trust fund and for such purposes may execute such instruments and writings and do such things as they shall deem proper.

   10.04 Exercise of Rights. The Trustees are hereby authorized to vote upon any stock, bonds, or other securities of any corporation, association, or trust at any time comprising the Trust fund or otherwise consent to or request any action on the part of such corporation, association, or trust, and to give general or special proxies or powers of attorney, with or without power of substitution, and to participate in reorganizations, recapitalizations, consolidations, mergers, and similar transactions with respect to such securities; to deposit such stocks and other securities in any voting trust, or with any protective or like committee, or with a trustee, or with depositaries designated thereby; and generally to exercise any of the powers of an owner with respect to the stock and other securities and assets comprising the Trust fund which the Trustees deem to be for the best interests of the Trust to exercise.

   10.05 Reliance on Trustees as Owners. No person dealing with the

Trustees shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustees as the absolute owners with full power of disposition of all the monies, securities, and other property of the Trust, and all persons dealing with the Trustees are released from inquiry into the decision or authority of the Trustees and from seeing to the application of monies, securities, and other property paid or delivered to the Trustees.

   10.06 Liquidation of Assets. In the event that cash is required by the Trustees to effect any action or distribution under this Trust, or to pay any expenses of this Trust, or for any other reason deemed sufficient by the Trustees consistent with any outstanding obligations of the Trust, the Trustees shall take such action as to the disposition of securities or other property forming a part of the Trust as will provide the amount of cash necessary for such payments.

   10.07 Direction by Committee. Whenever the Committee consists of members other than or in addition to the Trustees, and whenever the Trustees are required or authorized to take any action hereunder pursuant to any written direction or determination of the Committee, such direction or determination shall be sufficient protection to the Trustees if contained in a writing signed by any one or more of its members authorized to execute documents on behalf of the Committee pursuant to Section 9.04. By such writing the Committee may ratify, approve, or confirm any action taken by the Trustees, and upon such ratification, approval, or confirmation the Trustees shall be protected as though authorization or determination by the Committee had preceded such action. In the absence of direction by the Committee as to any matter provided in this Plan, the Trustees may in their discretion take such action as they deem fit and proper with respect thereto after reasonable attempts to secure Committee direction. The Trustees may deliver documents to the Committee by delivering the same to each member of the Committee or by mailing the same, postage prepaid, addressed to the Committee in care of the Company at its principal office.

   10.08 Records and Accounting. The Trustees shall keep accurate and detailed records of their transactions hereunder and all their accounts, books, and records relating thereto shall be open at all reasonable times to the inspection of the Committee, the Company, and their authorized representatives. The Trustees shall render in writing, at least once each twelve (12) months, accounts of their transactions under this Agreement to the Company and each member of the Committee, and the Committee (or the Company if the Trustees are the sole members of the Committee) may approve such accounts of the Trustees by an instrument in writing delivered to the Trustees. In the absence of the filing in writing with the Trustees by the Committee (or the Company if the Trustees are the sole members of the Committee) of exceptions or objections to any such account within ninety (90) days after the receipt by the Committee (or the Company if the Trustees are the sole members of the Committee) of any such account, the Committee (or the Company if the Trustees are the sole members of the Committee) shall be deemed to have approved such account; and in such case, or upon the written approval of the Committee (or the Company if the Trustees are the sole members of the Committee) of any such account, the Trustees shall be released, relieved, and discharged with respect to all matters and things set forth in such account. Except as may otherwise be required by applicable Federal law, no person interested in the Trust or otherwise other than the Company or the Committee may require an accounting or bring any action against the Trustees with respect to the Trust and its actions as Trustees. In any proceeding instituted by the Trustees, the Company, and/or the Committee with respect to these accounts, only the Company, the Committee, and the Trustees shall be the necessary parties. The Trustees shall from time to time make such other reports and furnish such other information concerning the Trust as the Committee may in writing reasonably request or as may be required by applicable Federal law.

   10.09 Payment of Taxes. The Trustees shall upon direction of the Company pay out of the Trust fund any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust or any monies, securities, or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustees may assume that any taxes assessed on or in respect of the Trust or its income are lawfully assessed unless the Company shall in writing advise the Trustees that in the opinion of counsel for the Company such taxes are or may be unlawfully assessed. In the event that the Company shall so advise the Trustees, the Trustees will, if so requested in writing by the Company, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel; or the Company may itself contest the validity of any such taxes in the name of the Trustees; and the Trustees agree to execute all documents, instruments, claims, and petitions necessary or advisable in the opinion of the Company or its counsel for the refund, abatement, reduction, or elimination of any such taxes.

   10.10 Trustees' Compensation and Expenses. The Trustees shall not receive compensation from the Plan for their services as such, but all reasonable expenses of the Trustees, including those arising under Section 10.09 hereof may, at the election of the Company, be paid by the Company and unless or until so paid shall constitute a charge upon the Trust. Such expenses shall include any expenses incident to the functioning of the Plan, including but not limited to attorney's fees and the compensation of other agents, accounting and clerical charges, the cost of obtaining any bonds required by ERISA, and other costs of administering the Plan or the Trust. To the extent that any expenses (including those arising under Section 10.09 hereof) which are paid out of the Trust are properly allocable to an Investment Medium or to the separate account of a Participant, they shall be so allocated and charged.

   10.11 Resignation or Removal of Trustees. Any Trustee acting hereunder may resign at any time upon thirty (30) days' written notice to the Company, the Committee and the remaining Trustees, and the Company may remove any Trustee upon thirty (30) days' written notice to the Trustees and the Committee; but the Company and such Trustee may by written instrument waive such notice. If any Trustee shall resign, be removed, or for any other reason cease to be Trustee, the Company shall appoint a successor Trustee or

Trustees. Subject to the foregoing provisions, any resignation or removal of the Trustee or appointment of a new Trustee shall be by instrument in writing and shall become effective on the date therein specified. Any successor Trustee shall have the same powers and duties as the succeeded Trustee, subject to such changes as the Company may then determine. The appointment of any successor Trustee or Trustees hereunder shall without any separate instrument or conveyance immediately vest title to the assets of the Trust in such successor Trustee or Trustees. Upon request of such successor Trustee or Trustees, the Company and the Trustee ceasing to act shall execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee or Trustees all the right, title, and interest of the retiring Trustee in and to the Trust funds.


   10.12 Indemnification of Trustees. The Company shall indemnify and hold harmless each Trustee from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval), arising from any act or omission of such Trustee, except when the same is judicially determined to be due to the willful misconduct of such Trustee.

                                   ARTICLE XI

                                   The Company

   11.01 No Contract of Employment. This Trust shall not be construed as creating any contract of employment between the Company and any Participant, Employee, or other person, and nothing herein contained shall give any person the right to be retained in the employ of the Company or otherwise restrain the Company's right to deal with its employees, including Participants and Employees, and their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Trust did not exist.

   11.02 No Contract to Maintain Plan. The Company by the creation of the Plan does not enter into any agreement to maintain the Plan or to make any future contributions thereto or reimbursement of expenses incurred hereunder. Each contribution by the Company shall be voluntary, and the Company reserves the right to suspend payment of its contributions hereunder, and no party hereto or Participant or any other person shall have any cause or right of action against the Company by reason of any failure by the Company to make contributions to the Trust, or by reason of any action by the Company in terminating the Plan and Trust.

   11.03 Liability of the Company. Subject to its agreement to indemnify the members of the Committee and the Trustees, as provided in Sections
9.09 and 10.13, neither the Company nor any person acting in behalf of the Company shall be liable for any act or omission on the part of any member of the Committee, on the part of the Trustees, or on the part of any Investment Manager or for any act performed or the failure to perform any act by any person with respect to this Agreement, the Plan, or Trust, the Company's only duty being to use reasonable care in the selection and retention of the Trustees and the members of the Committee.

   11.04 Action by the Company. Whenever under the terms of this Agreement the Company is permitted or required to take any action, such action shall be taken by the Board of Directors, or any duly authorized committee thereof, or by any officer of the Company thereunto duly authorized, by the Board of Directors or otherwise. In such event, any such officer may certify to the Committee or the Trustees or any other person the taking of such action and the name or names of the officers so authorized, including himself or herself. The execution of any direction, document, or certificate on behalf of the Company by any of its officers shall constitute a certification of the authority of such officer with respect thereto, and the Committee, the Trustees, or other person shall be protected in accepting and relying upon any such direction, document, or certificate and are released from inquiry into the authority of any officer of the Company.

   11.05 Successor to Business of the Company. Unless this Plan and Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust by executing an appropriate supplementary agreement and such successor shall ipso facto succeed to all the rights, powers, and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purposes hereunder.

   11.06 Dissolution of the Company. If the Company is dissolved by reason of bankruptcy or insolvency or otherwise, without any provision being made for the continuation of this Plan and Trust by a successor to the business of the Company, the Plan and Trust hereunder shall terminate, and the Trustees shall proceed in the same manner as though the Plan and Trust were being terminated by the Company as provided in Section 8.03.

                                   ARTICLE XII

                       Additional Participating Companies

  12.01 Participation. Any subsidiary or affiliate of the Company may, with the consent of the Company, become a participating employer by action of the board of directors of such subsidiary or affiliate adopting the Plan and Trust as a Plan and Trust for the benefit of its employees. Any such additional participating employer is hereinafter referred to in this Article XII as a "Participating Subsidiary."

   12.02 Effective Date. The participation of any Participating Subsidiary shall take effect as of the date of its action to adopt the Plan and Trust or such other date as it may specify with the Company's approval.

   12.03 Administration. Each Participating Subsidiary shall be deemed the "Company" and shall have and exercise all the rights, powers, and duties thereof with respect to the Plan as applied to itself and its employees and that part of the Trust which represents accounts of Participants employed by it. Subject to
Section 12.04, each Participating Subsidiary hereby authorizes Tucker Anthony Incorporated to exercise on its behalf all such rights, powers, and duties, including amendment or termination of the Plan, appointment of the Trustees and the members of the Committee, and serving as the Plan Administrator.

Each participating employer, including the Company and each Participating Subsidiary, shall make contributions hereunder on behalf of its employees in accordance with Article IV. Forfeitures with respect to any Plan Year shall be applied to reduce the Matching Contributions for such Plan Year of each such participating employer in proportion to the amount of Matching Contribution otherwise required of such participating employer pursuant to Section 4.02.

   12.04 Termination. If the Plan shall be terminated by any one Participating Subsidiary, the Trust shall be valued and the accounts of all Participants adjusted pursuant to Section 5.06 and assets representing the accounts of all Participants employed by such Participating Subsidiary shall be segregated into a separate trust and held subject to the provisions of the Plan, and all rights, powers, and duties of the Company with respect to such separate trust shall be exercised by such Participating Subsidiary.

                                  ARTICLE XIII

                              Top-Heavy Provisions

   13.01 General Rule. For any Plan Year for which this Plan is a "top-heavy plan" as defined in Section 13.03 below, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the minimum contribution provisions set by Section 13.02 and the limitation on contributions set by Section 13.06.

   13.02 Minimum Contribution Provisions. Each Participant who is a non-key employee (as defined in Section 13.05 below) and who is an Employee as of the last day of such Plan Year shall be entitled to a minimum contribution which, when added to the amount of any employer contributions (excluding Tax Deferred Contributions (other than special Tax Deferred Contributions made pursuant to the second sentence of Section 4.01) and Matching Contributions made with respect to Plan Years commencing on or after January 1, 1989) allocated to the Participant's accounts under this Plan and all other defined contribution plans maintained by the Company or any Affiliated Company, will cause the sum of all such contributions to equal the lesser of (a) three percent (3%) of such Participant's compensation for such Plan Year or (b) the percentage at which contributions are made for the key employee (as defined in Section 13.04 below) for whom such percentage is the highest for such Plan Year; provided, if such Participant is also a non-key employee covered under a defined benefit plan maintained by the Company or an Affiliated Company, such Participant shall be entitled to a minimum benefit under such defined benefit plan instead of the minimum contribution described in this Section 13.02. For purposes of this
Section 13.02, "compensation" shall be determined within the meaning of Section 415 of the Code; provided, however, that in no event shall a Participant's compensation exceed $200,000 for any Plan Year (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under Section 401(a)(17) of the Code). In determining the "compensation" of a Participant for purposes of the limitation described in the preceding sentence for any Plan Year, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of such Plan Year.

   13.03 Top-Heavy Plan Definition. This Plan shall be a "top- heavy plan" for any Plan Year if, as of the determination date (as defined in Section 13.03(a) below), the sum of all accounts under the Plan for Participants (including former Participants but excluding the accounts of Employees who have not performed any services for the Company at any time during the five (5) year period ending on the determination date) who are "key employees" (as defined in Section 13.05 below) exceeds sixty percent (60%) of the sum of all accounts under the Plan for all Participants (excluding the accounts of former "key employees" and of Employees who have not performed any services for the Company at any time during the five (5) year period ending on the determination date) unless the Plan is part of an aggregation group or if this Plan is part of an aggregation group (as defined in Section 13.03(b) below) which for such Plan Year is a "top-heavy group" (as defined in Section 13.03(c) below). Solely for purposes of this Section 13.03, a Participant's account shall include any distribution made in the five (5) year period ending on the determination date, and any contribution due but unpaid as of the determination date.

                (a) "Determination date" means for any Plan Year the last day of the immediately preceding Plan Year; provided, the determination date" for the first Plan Year shall be the last day of such first Plan Year. If two or more plans are being aggregated, they shall be be aggregated by adding together the results for each plan as of the determination dates for such plans that fall within the same calendar year.

                (b) "Aggregation group" means the group of plans, if any, that includes the group of plans that are required to be aggregated and, if the Committee so elects, the group of plans that are permitted to be aggregated.

                    (i) The group of plans that are required to be aggregated (the "required aggregation group") includes:

                                  (A) each plan (including any terminated plan)
                 of the Company and of any Affiliated Company in which a "key employee" is a member, and

                                  (B) each other plan of the Company and any
                 Affiliated Company which enables a plan in which a key employee is a member to meet the requirements of either Section 401(a)(4) or Section 410 of the Code.

                    (ii) The plans that are permitted to be aggregated (the "permissive aggregation group") include any plan that is not part of the "required aggregation group" that the Committee certifies as constituting a plan within the "permissive aggregation group." Such plans may be added to the "permissive aggregation group" only if, after the addition, the "aggregation group" as a whole continues to meet the requirements of both Section 401(a)(4) and Section 410 of the Code.

                (c) "Top-heavy group" means the "aggregation group," if, as of the applicable determination date, the sum of the present value of the accrued benefits for "key employees" under all defined benefit plans included in the "aggregation group" plus the aggregate of the accounts of "key employees" (excluding the accounts of Employees who have not performed any services for the Company at any time during the five (5) year period ending on the determination date) under all defined contribution plans included in the "aggregation group" exceeds sixty percent (60%) of the sum of the present value of the accrued benefits for all employees under all such defined benefit plans plus the aggregate accounts for all Employees under such defined contribution plans (excluding the accounts of former "key employees" and of Employees who have not performed any services for the Company at any time during the five-year period ending on the determination date). Solely for purposes of this subsection (c), the accrued benefits of "non-key employees" shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company and any Affiliated Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

                (d) In determining whether this Plan constitutes a "top-heavy plan," the Committee shall follow the rules set forth in Section 416 of the Code and regulations pertaining thereto.

   13.04 Key Employee. The term "key employee" means any Employee (and any Beneficiary of an Employee) under this Plan who is a "key employee" as determined in accordance with Section 416(i)(1) of the Code.

   13.05 Non-Key Employee. The term "non-key employee" means any Employee (and any Beneficiary of an Employee) who is a "non-key employee" as determined in accordance with Section 416(i)(2) of the Code.

   13.06 Limitation on Contributions. For each Plan Year that the Plan is a top-heavy plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 415(e) of the Code.

                                   ARTICLE XIV

                                  Miscellaneous

   14.01 Spendthrift Provision. It is a condition of the Plan, to which all rights of each Participant shall be subject, that no right or interest of any Participant in the Plan or in the Trust shall be assignable or transferable in whole or in part, either directly or indirectly, by operation of law or otherwise, including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, but excluding devolution by death or acquisition by a guardian or committee of a mental incompetent, and no rights or interest of any Participant in the Plan or in the Trust shall be liable for or subject to any obligation or liability of such Participant except obligations of a Participant under a qualified domestic relations order within the meaning of Section 414(p) of the Code or obligations to the Trust pursuant to Section 7.06.

   14.02 Appointment of Person to Receive Payment. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Company or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee may designate or to the duly appointed guardian. In the event any amount shall become payable hereunder to any person (or the Beneficiary or estate of such person), and if after written notice from the Trustees mailed to such person's last known address as shown on the Committee's records, such person or personal representative shall not have presented himself to the Trustees or notified the Trustees in writing of his address within one
(1) year after the mailing of such notice, then the Committee shall in its discretion appoint one or more of the spouse and blood relatives of such person to receive such amount, including any amount thereafter becoming due to such person (or estate), in the proportions determined by them. Any action of the Committee hereunder shall be binding and conclusive upon all persons.

   14.03 Construction. In any question of interpretation or other matter of doubt, the Trustees, the Committee, and the Company may rely upon the opinion of counsel for the Company or any other attorney at law designated by the Company with the approval of the Trustees. The provisions of this Agreement shall be construed, administered, and enforced according to the laws of the United States and, to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts. All contributions to the Trust shall be deemed to be made in the Commonwealth of Massachusetts.

   14.04 Impossibility of Performance. In case it becomes impossible for the Company, the Committee, or the Trustees to perform any act under this Plan and Trust, that act shall be performed which in the judgment of the Committee will most nearly carry out the intent and purpose of this Plan and Trust. All parties to this Agreement or in any way interested in this Plan and Trust shall be bound by any acts performed under such condition.

   14.05 Definition of Words. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

   14.06 Titles. The titles of articles and sections are included only for convenience and shall not be construed as a part of this Agreement or in any respect affecting or modifying its provisions.

   14.07 Merger or Consolidation. In the event that this Plan is merged with or consolidated with any other plan, or the assets or liabilities accrued under this Plan are transferred to any other plan, each Participant's benefit under such other plan shall be at least as great immediately after such merger, consolidation, or transfer (if such plan were then to terminate) as the benefit to which such Participant would have been entitled under this Plan immediately before such merger, consolidation, or transfer (if the Plan were then to terminate).

   14.08 Claims Procedure. In accordance with Section 503 of the ERISA and the regulations of the Secretary of Labor prescribed thereunder,

                (a) All claims for benefits under this Plan shall be filed in writing with the Committee in accordance with such procedures as the Committee shall reasonably establish;

                (b) The Committee shall, within ninety (90) days of submission of a claim, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial and such other information as is required by said regulations written in a manner calculated to be understood by the claimant;

                (c) The Committee shall, upon written request by a claimant within sixty (60) days of the receipt of the notice that the claim has been denied, afford a reasonable opportunity to such claimant for a full and fair review by the Committee of the decision denying the claim; and

                (d) The Committee shall, within sixty (60) days of receipt of a request for a review, render a written decision on its review setting forth the specific reasons for such decision, written in a manner to be understood by the claimant.


     14.09 Special Provisions for Certain Leased Employees. A "leased employee" shall receive credit for Hours of Service for the entire period during which he is a leased employee of the Company as if he were an Employee of the Company; provided, however, a leased employee shall not be an Employee eligible to participate in the Plan as long as he remains a leased employee. For purpose of this Section 14.09, the term leased employee means any person (a) who is not an Employee of the Company or an Affiliated Company and (b) who pursuant to an agreement between the Company or an Affiliated Company and any other person (a "leasing organization") has performed services for the Company or an Affiliated Company of a type historically performed by employees in the business field of the Company or Affiliated Company on a substantially full-time basis for a period of at least one (1) year. Notwithstanding the foregoing, if leased employees constitute less than twenty percent (20%) of the Company's or Affiliated Company's non-highly compensated work force within the meaning of
Section 414(n)(5) of the Code, a person who is covered by a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation, and full vesting shall not be considered a leased employee.

   14.10 Effective Date of Amendment and Restatement. The effective date of this amendment and restatement shall be January 1, 1989, except as otherwise specifically provided herein, and shall apply only to Employees credited with at least one (1) Hour of Service on or after said date. Notwithstanding the foregoing, the effective date of Sections 3.04, 4.01 and 4.02 shall be March 1, 1989 and the effective date of the changes contained in Section 13.03 shall be January 1, 1985.

   14.11 Execution of Agreement. This Agreement may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

        IN WITNESS WHEREOF the Company, by its duly authorized officer, and the Trustees have caused these presents to be signed and in the case of the Company, its corporate seal affixed, this 14th day of December, 1990.

                                     TUCKER ANTHONY INCORPORATED

                                     By: /s/ Richard K. Howe
                                       -----------------------------
                                       Title: Executive Vice President/Secretary

                                     TRUSTEES:

                                       /s/ Richard K. Howe
                                       -----------------------------

                                                           Richard K. Howe


                                                          /s/ Vincent Morano
                                                          ----------------------
                                                           Vincent Morano


                                                          /s/ Dennis J. O'Connor
                                                          ----------------------
                                                           Dennis J. O'Connor

                         PROFIT-SHARING RETIREMENT PLAN
                  FOR EMPLOYEES OF TUCKER ANTHONY INCORPORATED

                                 1992 Amendment



A. The Profit-Sharing Retirement Plan for Employees of Tucker Anthony Incorporated (the "Plan"), originally effective January 1, 1955 and most recently amended and restated in its entirety effective January 1, 1989, is hereby amended as follows:

      1. The name of the Plan is changed to, and Section 2.19 of the Plan is amended to define the word "Plan" to mean the "Tucker Anthony Incorporated Profit Sharing Retirement Plan."

      2. Section 7.07 is hereby amended by adding the following new paragraph at the end thereof:

           "(c) To the extent required by Section 401(a)(31) of the Code, effective for distributions made on or after January 1, 1993, if a distributee of any "eligible rollover distribution" from the Plan elects to have such distribution paid directly to an eligible retirement plan and specifies the "eligible retirement plan" to which such distribution is to be paid (in such form and at such time as the Committee may prescribe) such distribution shall be made in the form of a direct trustee-to-trustee transfer to the "eligible retirement plan" so specified. The terms in the preceding sentence that are in quotation marks shall have the relevant meanings prescribed by Section 401(a)(31)."

      3.   Section 7.09(b) of the Plan is hereby amended to read as follows:

           "(b) Upon written notice to the Committee at least thirty (30) days prior to a Valuation Date, and if the Participant is one hundred percent (100%) vested in his Company Account and has withdrawn the full amount, if any, standing to the credit of his Nondeductible and Rollover Accounts as provided in subsection (a) above, the Participant may elect to withdraw from his Company Account an amount not less than the lesser of (i) $1,000 or (ii) 25% of the amount standing to the credit of his Company Account, as of such Valuation Date, for one or more of the following purposes (and to pay the amount of any taxes reasonably anticipated to result from such a withdrawal):

                  (i) the purchase (excluding mortgage payments) of a principal residence of the Participant;

                  (ii) the payment of the tuition for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents;

                  (iii) the payment of medical expenses described in Section
            213(d) of the Code which are incurred by the Participant, his spouse, children, or dependents, and which are not covered by insurance;

                  (iv) the need to prevent an eviction or mortgage foreclosure on the Participant's principal residence; or

                  (v) to provide for such other types of financial emergencies as the Committee may deem appropriate in accordance with Section 9.05."

      4. The first sentence of Section 7.09(c) of the Plan is hereby amended by deleting the words "to meet a 'Financial Hardship;' provided" and inserting in lieu thereof the words "to meet a 'Financial Hardship' and to pay the amount of any taxes reasonably anticipated to result from such a withdrawal; provided".

      5. Subsection 7.09(c)(ii) of the Plan is hereby amended to read as follows:

                  "(ii)  the payment of tuition for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents;"

      6.    Section 7.10(a) of the Plan is hereby amended to read as follows:

            "(a) fifty percent (50%) of the total aggregate value of such Participant's Tax Deferred and Rollover Accounts (determined as of such Valuation Date) or".

      7.    Section 10.04 of the Plan is hereby amended to read as follows:

            "10.04 Exercise of Rights.

            (a) Subject to paragraph (b) below, the Trustees are hereby authorized to vote upon any stock, bonds, or other securities of any corporation, association, or trust at any time comprising the Trust fund or otherwise consent to or request any action on the part of such corporation, association, or trust, and to give general or special proxies or powers of attorney, with or without power of substitution, and to participate in reorganizations, recapitalizations, consolidations, mergers, and similar transactions with respect to such securities; to deposit such stocks and other securities in any voting trust, or with any protective or like committee, or with a trustee, or with depositaries designated thereby; and generally to exercise any of the powers of an owner with respect to the stock and other securities and assets comprising the Trust fund which the Trustees deem to be for the best interests of the Trust to exercise.

            (b) Notwithstanding paragraph (a) above, each Participant shall have the power to vote, or otherwise act with respect to, the shares in any Investment Media which are sponsored and/or managed by the Company or any Affiliated Company that are held by the Trustees for the benefit of such Participant. Such shares shall be voted, or such other action shall be taken with respect thereto, in accordance with the Participants' instructions except as may otherwise be required by applicable law. To facilitate such right, the Trustees shall have delivered to each Participant a copy of all proxies, notices, and other relevant information which are distributed to shareholders of such Investment Media generally and the Trustees shall establish such procedures for the collection of Participants' instructions with respect to voting, or taking action with respect to, such shares and the timely transmission of such instructions as they shall determine to be appropriate. Any such shares with respect to which voting instructions have been sought but have not been timely received shall not be voted."

B. The effective date of items 1, 3, 4 and 5 of Section A above is January 1, 1992, the effective date of item 2 of Section A above is January 1, 1993, and the effective date of item 6 of Section A above is December 1, 1992.

C.    Said Plan, as so amended, is in all other respects hereby confirmed.

                           TUCKER ANTHONY INCORPORATED

                       Action by Unanimous Written Consent


         The undersigned, being all of the members of the Board of Directors of Tucker Anthony Incorporated (the "Corporation"), do hereby adopt the following resolution by action in writing without a meeting:

         RESOLVED, the Tucker Anthony Incorporated Profit Sharing Retirement Plan (the "Plan"), as amended and restated effective January 1, 1989 and subsequently amended, is hereby further amended as follows:

1. Section 4.07 is hereby amended by adding the following to the end thereof.

         "Notwithstanding the foregoing, rollover contributions made by a Participant on or after May 1, 1994, shall be credited to such Participant's Tax Deferred Account."

2. The first sentence of Section 5.01 is hereby amended to read as follows:

         "The Committee shall maintain the following accounts for each Participant under the Plan: (a) a Tax Deferred Account to which Tax Deferred Contributions made by the Company (including any special Tax Deferred Contributions made pursuant to the second sentence of Section 4.01, but which shall be accounted for separately within such Tax Deferred Account) for the benefit of such Participant and rollover contributions made by the Participant pursuant to Section 4.07 on or after May 1, 1994 shall be credited; (b) a Company Account to which Matching Contributions and Company Contributions made by the Company for the benefit of such Participant shall be credited; (c) a Nondeductible Account to which nondeductible contributions made by such Participant prior to January 1, 1987 were credited; and (d) a Rollover Account to which rollover contributions made by the Participant pursuant to Section 4.07 prior to May 1, 1994, shall be credited; provided, however, that if a Participant made rollover contributions prior to January 1, 1989 which are invested in a Self-Directed Account, a separate Rollover Account shall be maintained with respect thereto."

3. Section 5.05 is hereby amended by adding the following to the end thereof:

         "Notwithstanding the foregoing, rollover contributions made by a Participant on or after May 1, 1994 shall be credited to such Participant's Tax Deferred Account."

  4. Section 7.09(c) is hereby amended by adding the following sentence immediately following the first sentence thereto:

         "Notwithstanding the foregoing, no such withdrawal may exceed the aggregate amount of the Tax Deferred Contributions (excluding any special Tax Deferred Contributions made on behalf of such Participant pursuant to the second sentence of Section 4.01) and any rollover contributions made to such Participant's Tax Deferred Account on or after May 1, 1994, reduced by the sum of all prior withdrawals from such Participant's Tax Deferred Account."

         RESOLVED, the effective date of this Amendment is May 1, 1994.

         RESOLVED, said Plan, as so amended, is in all other respects hereby confirmed.


         IN WITNESS WHEREOF, the undersigned have executed this Action By Unanimous Written Consent by affixing their respective signatures hereto, all as of this 28th day of April, 1994.



          /s/ Kevin J. Dunn                       /s/ Lawrence G. Kirshbaum
          -----------------------------           -----------------------------
                  Kevin J. Dunn                       Lawrence G. Kirshbaum





          /s/ John H. Goldsmith                   /s/ Thomas A. Pasquale
          -----------------------------           -----------------------------
                   John H. Goldsmith                    Thomas A. Pasquale



                                     /s/ Robert H. Yevich
                                     -----------------------------
                                                Robert H. Yevich

                           TUCKER ANTHONY INCORPORATED
                         PROFIT SHARING RETIREMENT PLAN

                             December 1994 Amendment

A. The TUCKER ANTHONY INCORPORATED PROFIT SHARING RETIREMENT PLAN originally effective January 1, 1955, as subsequently amended, is hereby further amended, as follows:

         1. Section 2.10 is hereby amended, effective January 1, 1994, by adding the following to the end thereof.

         "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, beginning in such calendar year over which compensation is determined (determination period). If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA'93 annual Compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA'93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000."

         2. Section 6.02(a) is hereby amended, effective January 1, 1994, by adding the following at the end thereof:

         "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, beginning in such calendar year over which compensation is determined (determination period). If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."

         3. Section 7.07(a) is hereby amended, effective January 1, 1989, by deleting the last sentence thereof in its entirety.

         4. Section 7.07(c) is hereby amended, effective January 1, 1993, by adding the following language at the end thereof:

         "Notwithstanding the foregoing, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  a) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  b) the Participant, after receiving the notice, affirmatively elects a distribution.

         5. Section 7.08(a) is hereby amended, effective January 1, 1989, to read as follows:

                  "(a) A Participant's account balances to be distributed upon retirement, disability or severance under Section 7.02, 7.03 or 7.05 shall not be distributed in whole or in part until the earlier of (i) the date the Participant attains Normal Retirement Age or (ii) the Participant's death, unless the Participant consents to such earlier distribution in writing."

         6. Section 13.02 is hereby amended, effective January 1, 1994, by adding the following to the end thereof:

         "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, beginning in such calendar year over which compensation is determined (determination period). If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."

B. Except as so amended, the Plan in all other respects, is hereby confirmed.

         IN WITNESS WHEREOF, these presents have been signed and sealed for and on behalf of the Employer by its duly authorized officer this 23rd day of December, 1994.

                                           TUCKER ANTHONY INCORPORATED

                                           By  /s/ Michael L. Michael
                                               ------------------------------
                                                             Secretary

                           TUCKER ANTHONY INCORPORATED
                         PROFIT SHARING RETIREMENT PLAN

                             November 1995 Amendment


A.    The TUCKER ANTHONY INCORPORATED PROFIT SHARING RETIREMENT
PLAN originally effective January 1, 1955, and most recently amended and restated effective January 1, 1989, is hereby further amended effective January 1, 1995, as follows:

      1.    Section 5.04 is hereby amended to read as follows:

            "5.04 Allocation of Company Contributions. As soon as practicable after the end of each Plan Year for which a Company Contribution has been made to the Trust pursuant to Section 4.03, the Company shall deliver to the Committee a schedule showing the amount of the Company Contribution for the Plan Year and the name of each Participant who was an Employee of the Company on the Anniversary Date of such Plan Year, and opposite the name of each such Participant the amount of Compensation paid to such Participant by the Company during such Plan Year. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving such schedule and the total contribution, if any, made by the Company for such Plan Year, and after the account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall allocate a portion of the Company Contribution to the Plan for the Plan Year to the Company Account of each Participant which bears the same ratio to such portion of the total Company Contribution as the Participant's Compensation for such Plan Year bears to the total Compensation of all eligible Participants for such Plan Year."

B.    Except as so amended, the Plan in all other respects, is hereby confirmed.

      IN WITNESS WHEREOF, these presents have been signed and sealed for and on behalf of the Employer by its duly authorized officer this 4th day of April, 1996.

                                          TUCKER ANTHONY INCORPORATED


                                          By: /s/ John H. Goldsmith
                                             -----------------------------------
                                             John H. Goldsmith
                                             Chairman/Chief Executive Officer

                           TUCKER ANTHONY INCORPORATED
                         PROFIT SHARING RETIREMENT PLAN

                             October 1996 Amendment


A.    The TUCKER ANTHONY INCORPORATED PROFIT SHARING RETIREMENT
PLAN originally effective January 1, 1955, and most recently amended and restated effective January 1, 1989, is hereby further amended effective as of October 14, 1996, as follows:

      1.    Section 7.10 is hereby amended in its entirety to read as follows:

            "7.10 Loans to Participants. Upon written application of a Participant submitted to the Company at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, the Committee may direct the Trustees to lend to such Participant such amount or amounts from his accounts under the Plan up to fifty percent (50%) of the total aggregate value of the vested portion of such Participant's accounts (determined as of such Valuation Date). Notwithstanding the foregoing, the aggregate amount of all outstanding loans, including accrued interest, from the Plan to a Participant shall not exceed $50,000, reduced by the amount of any loan repayment made during the one (1) year period ending on the day before the date on which such loan is to be made. The minimum amount which may be loaned to a Participant under this Section
      7.10 shall be $1,000. A Participant may not have more than two loans outstanding under this Section 7.10 at any given time.

            Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Committee may make reasonable distinctions based upon credit-worthiness, other obligations of the Participant and other factors that may adversely affect the ability to assure repayment. The decision as to whether a loan shall or shall not be made in any case shall rest solely within the discretion of the Committee, such discretion to be exercised consistently with the provisions of
      Section 9.05 and with such procedures as the Committee may establish pursuant to this Section 7.10. Loans approved under this Section 7.10 shall be made as soon as reasonably practicable after the Valuation Date next following timely receipt by the Committee of the Participant's written application.

            Each such loan shall be made at such reasonable rate of interest as the Committee may determine, and shall be subject to such other terms and conditions as the Committee may deem proper, and shall be evidenced by the promissory note of the Participant and secured by at least fifty percent (50%) of the Participant's interest in the Plan. Each such loan shall be repaid by such means as may be authorized by the Committee, shall be amortized over the term of the loan in level payments made not less frequently than quarterly, and shall be repaid within five (5) years unless such loan is used to acquire a dwelling unit which within a reasonable period of time is to be used

      (determined at the time the loan is made) as the principal residence of the Participant in which case the repayment period shall not exceed twenty
      (20) years.

            Each such loan shall be deemed to be an investment made at the direction of such Participant and shall be credited to a separate investment account for the borrowing Participant. An amount equal to the principal amount of such loan when made shall be charged to the interests of such Participant's accounts under the Plan as designated by the Participant.

            A Participant may specify that a loan under this Section 7.10 is to be charged to his interest in one or more specific Investment Media in which his accounts are invested. Unless so specified, the loan amounts shall be made out of the interest of such account in each Investment Medium in accordance with the proportion which the interest of such account in such Investment Medium bears to the total value of such accounts, subject however to such restrictions as may be applicable to the particular Investment Media.

            All interest and loan repayments shall be credited to the appropriate accounts of such Participant and shall be invested, pursuant to such Participant's investment elections under Section 5.08. All expenses incurred by the Committee and the Trustees, including reasonable attorneys' fees and court costs, as a result of a default by a Participant shall be charged against the Participant's accounts.

            If any loan under this Section 7.10 is in default, as determined in accordance with the procedures established by the Committee, when any part or all of the amount standing to the credit of a Participant's accounts becomes distributable to such Participant or his Beneficiary, the Committee shall direct the Trustees to apply the amount of such distributable amount in payment of the entire outstanding loan principal, and any interest theretofore accrued, before distributing the balance, if any, to the Participant or his Beneficiary."

B.    Except as so amended, the Plan in all other respects, is hereby confirmed.

      IN WITNESS WHEREOF, these presents have been signed and sealed for and on behalf of the Employer by its duly authorized officer this 14th day of October, 1996.

                                          TUCKER ANTHONY INCORPORATED


                                          By: /s/ Marc Menchel
                                             -----------------------------

                           TUCKER ANTHONY INCORPORATED
                         PROFIT SHARING RETIREMENT PLAN

                              March 1998 Amendment

A.    The TUCKER ANTHONY INCORPORATED PROFIT SHARING RETIREMENT
PLAN (the "Plan") originally effective January 1, 1955, and most recently amended and restated effective January 1, 1989, is hereby further amended in its entirety to read as follows:

      1. Section 2.15 is hereby amended by adding the following sentences immediately following the first sentence thereto:

      "In addition, the term "Investment Media" shall include any investment fund established by the Trustees at the direction of the Committee which shall be invested primarily in shares of common stock, $.01 per share, of Freedom Securities Corporation, a Delaware corporation, which stock constitutes "qualifying employer securities" as defined in section 407(d)(5) of ERISA and "employer securities" as defined in section 409(l) of the Code ("Freedom Securities Stock"), and short-term interest income vehicles (the "Freedom Securities Stock Fund"). Consistent with ERISA, the assets of the Plan may be used to acquire and hold Freedom Securities Stock in any proportions or amounts."

      2. Section 4.02 is hereby amended by adding the following parenthetical immediately after the term "Matching Contribution" on the second line thereof:

      "(in cash or shares of Freedom Securities Stock, in the discretion of the Company)"

      3. Section 4.03 is hereby amended in its entirety to read as follows:

         "4.03 Company Contributions. The Company shall contribute as a
      Company Contribution (in cash or shares of Freedom Securities Stock, in the discretion of the Company) to the Plan on account of each Plan Year such amount, if any, as may be voted by the Board of Directors in its sole discretion for said Plan Year."

      4. Section 5.06 is hereby amended by adding "(a)" at the beginning of the first paragraph thereto and adding the following subsection (b) to follow such paragraph:

         "(b) Freedom Securities Stock held by the Trust shall be valued according to the following rules: (1) in the case of Freedom Securities Stock that is publicly traded on a national securities exchange, such stock shall be valued by reference to the closing price of such stock on such exchange on the last trading day immediately preceding the date such stock is contributed to the Plan or other relevant date for which the valuation is to be performed and (2) in the case of Freedom Securities Stock that is not publicly traded on a national securities exchange, such stock shall be valued as of the date of contribution or other relevant date by determining the fair market value of such stock through the use of an independent appraiser."

      5. Option A of Section 7.07(a) is hereby amended to read as follows:

      "Option A.  One lump sum payment (i) in cash, or (ii) in full shares of
                  Freedom Securities Stock to the extent of such Participant's accounts interest in the Freedom Securities Stock Fund plus the cash equal to the value of the remaining balance of such Participant's accounts."

      6. Article X is hereby amended by adding the following Sections 10.13 and
10.14 at the end thereof:

            "Section 10.13 Voting of Freedom Securities Stock. Each Participant or Beneficiary shall have the right and shall be afforded the opportunity to direct the manner in which the shares of Freedom Securities Stock representing the interest of such Participant or Beneficiary in the Freedom Securities Stock Fund shall be voted at all stockholders' meetings. To facilitate such right the Company shall deliver to each Participant or Beneficiary a copy of all proxies, notices, and other information which it distributes to its shareholders generally and the Committee shall establish such procedures for the collection of Participants' and Beneficiaries' instructions on the voting of such Freedom Securities Stock and the timely transmission of such instructions to the Trustees as it shall determine to be appropriate. Any Freedom Securities Stock allocable to the interests of Participants and Beneficiaries in the Freedom Securities Stock Fund for which no signed voting-direction instrument is timely received from the Participant or Beneficiary shall not be voted by the Trustees. The Trustees shall take any and all necessary measures, including, but not limited to, the retention of an independent outside tabulator, recordkeeper, auditor or other person, to ensure that the instructions received from Participants shall be held in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Company or any Affiliated Company. Participants and Beneficiaries do not acquire ownership of Freedom Securities Stock held by the Trustees unless and until the Trustees deliver to them in accordance with Article VII hereof stock certificates which have been registered in their names on the stock books of the Company. For purposes of this Section 10.13, to the extent the Plan does not meet the requirements of Section 404(c) of ERISA, each Participant and Beneficiary shall be a named fiduciary under the Plan with respect to his interest in the shares of Freedom Securities Stock held in the Freedom Securities Stock Fund.

            10.14. Tender Offer or Exchange Offer. In the event of a tender offer or exchange offer by any person (including the Company) for any or all shares of Freedom Securities Stock held in the Trust, each Participant or Beneficiary shall have the right and shall be afforded the opportunity to direct in writing whether the shares of Freedom Securities Stock (including fractional shares) representing the interest of such Participant in the Freedom Securities Stock Fund shall be tendered or exchanged in response to such offer. The Trustees shall act with respect to such Freedom Securities Stock in accordance with such written instructions. Any such Freedom Securities Stock with respect to which written instructions have not been timely received by the Trustees shall not be tendered or exchanged. To facilitate the foregoing right of the Participants, the Company shall utilize its best efforts to distribute or cause to be distributed to each Participant substantially the same information as may be distributed to the stockholders of the Company in connection with such offer and the Committee shall establish such procedures for the collection of Participants' and Beneficiaries' instructions with respect to such Freedom Securities Stock and the timely transmission of such instructions to the Trustees as it shall determine to be appropriate. The Trustees shall take any and all necessary measures, including, but not limited to, the retention of an independent outside tabulator, recordkeeper, auditor or other person, to ensure that the instructions received from Participants and Beneficiaries shall be held in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Company or any Affiliated Company. For purposes of this Section 10.14, to the extent the Plan does not meet the requirements of Section 404(c) of ERISA, each Participant and Beneficiary shall be a named fiduciary under the Plan with respect to his interest in the shares of Freedom Securities Stock held in the Freedom Securities Stock Fund."

B.    Except as so amended, the Plan in all other respects, is hereby confirmed.

      IN WITNESS WHEREOF, these presents have been signed and sealed for and on behalf of Tucker Anthony Incorporated by its duly authorized officer this 27th day of March, 1998.

                                          TUCKER ANTHONY INCORPORATED



                                          By: /s/ Marc Menchal
                                              -----------------------